                                                                     Exhibit 4.1

                                                                  EXECUTION COPY

================================================================================

                                CREDIT AGREEMENT

                            Dated as of May 27, 2005

                                      among

                                MANOR CARE, INC.,
                                as the Borrower,

                           JPMORGAN CHASE BANK, N.A.,
                   as Administrative Agent, Swing Line Lender
                                       and
                                   L/C Issuer,

                                       and

                         The Other Lenders Party Hereto

                                   ----------

                             BANK OF AMERICA, N.A.,

                              as Syndication Agent

                       SUNTRUST BANK, UBS SECURITIES LLC,

                           AND MERRILL LYNCH BANK USA,

                             as Documentation Agents

                          J.P. MORGAN SECURITIES INC.,

                                       as

                    Sole Lead Arranger and Sole Book Manager

================================================================================

                                TABLE OF CONTENTS

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                                   ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS

1.01.  Defined Terms.....................................................     1
1.02.  Other Interpretive Provisions.....................................    22
1.03.  Accounting Terms..................................................    23
1.04.  Rounding..........................................................    24
1.05.  References to Agreements and Laws.................................    24
1.06.  Times of Day......................................................    24
1.07.  Letter of Credit Amounts..........................................    24
1.08.  Classification of Loans and Borrowings............................    24

                                   ARTICLE II.
                      THE COMMITMENTS AND CREDIT EXTENSIONS

2.01.  Loans.............................................................    24
2.02.  Borrowings of Revolving Loans.....................................    26
2.03.  Letters of Credit.................................................    27
2.04.  Swing Line Loans..................................................    34
2.05.  Prepayments.......................................................    37
2.06.  Termination or Reduction of Commitments; Increase of
       Commitments.......................................................    38
2.07.  Repayment of Loans................................................    39
2.08.  Interest..........................................................    40
2.09.  Fees..............................................................    40
2.10.  Computation of Interest and Fees..................................    41
2.11.  Evidence of Debt..................................................    41
2.12.  Payments Generally................................................    41
2.13.  Sharing of Payments...............................................    43
2.14.  Competitive Bid Procedure.........................................    44
2.15.  Conversion and Continuation Options...............................    45

                                  ARTICLE III.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

3.01.  Taxes.............................................................    46
3.02.  Illegality........................................................    49
3.03.  Inability to Determine Rates......................................    49
3.04.  Increased Cost and Reduced Return; Capital Adequacy...............    49
3.05.  Funding Losses....................................................    50
3.06.  Matters Applicable to all Requests for Compensation...............    50
3.07.  Survival..........................................................    51
3.08.  Competitive Loans.................................................    51


                                       i
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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                                   ARTICLE IV.
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01.  Conditions of Initial Credit Extension............................    51
4.02.  Conditions to all Credit Extensions...............................    53

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

5.01.  Organization, Power, Authority, etc...............................    54
5.02.  Authorization; No Contravention...................................    54
5.03.  Governmental Approval; Regulation.................................    54
5.04.  Validity, etc.....................................................    55
5.05.  Audited Financial Statements......................................    55
5.06.  No Material Adverse Effect........................................    55
5.07.  Litigation........................................................    55
5.08.  Regulations U and X...............................................    56
5.09.  Pension and Welfare Plans.........................................    56
5.10.  Subsidiaries, etc.................................................    56
5.11.  Taxes.............................................................    56
5.12.  Absence of Default................................................    57
5.13.  Ownership of Property.............................................    57
5.14.  Environmental Matters.............................................    57
5.15.  Accuracy of Information...........................................    57
5.16.  Health Care Regulatory Matters....................................    57
5.17.  Compliance with Laws..............................................    58

                                   ARTICLE VI.
                              AFFIRMATIVE COVENANTS

6.01.  Financial Statements..............................................    59
6.02.  Maintenance of Existence, etc.....................................    60
6.03.  Foreign Qualification.............................................    61
6.04.  Payment of Taxes..................................................    61
6.05.  Insurance.........................................................    61
6.06.  Notice of Default, Litigation, etc................................    61
6.07.  Performance of Obligations........................................    62
6.08.  Books and Records; Inspection Rights..............................    62
6.09.  Compliance with Laws..............................................    63
6.10.  Maintenance of Property...........................................    63
6.11.  Additional Guarantors.............................................    63
6.12.  Use of Proceeds...................................................    64


                                       ii
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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                                  ARTICLE VII.
                               NEGATIVE COVENANTS

7.01.  Business Activities...............................................    64
7.02.  Indebtedness......................................................    64
7.03.  Liens.............................................................    65
7.04.  Financial Condition...............................................    67
7.05.  Restricted Payments...............................................    67
7.06.  Consolidation, Merger, etc........................................    67
7.07.  Asset Dispositions, etc...........................................    68
7.08.  Modification of Certain Instruments, Organization Documents,
       etc...............................................................    68
7.09.  Transactions with Affiliates......................................    68
7.10.  Acquisitions......................................................    69

                                  ARTICLE VIII.
                         EVENTS OF DEFAULT AND REMEDIES

8.01.  Events of Default.................................................    69
8.02.  Remedies Upon Event of Default....................................    71
8.03.  Application of Funds..............................................    72

                                   ARTICLE IX.
                              ADMINISTRATIVE AGENT

9.01.  Appointment and Authorization of Administrative Agent.............    73
9.02.  Delegation of Duties..............................................    73
9.03.  Liability of Administrative Agent.................................    74
9.04.  Reliance by Administrative Agent..................................    74
9.05.  Notice of Default.................................................    74
9.06.  Credit Decision; Disclosure of Information by Administrative
       Agent.............................................................    75
9.07.  Indemnification of Administrative Agent...........................    75
9.08.  Administrative Agent in its Individual Capacity...................    76
9.09.  Successor Administrative Agent....................................    76
9.10.  Administrative Agent May File Proofs of Claim.....................    77
9.11.  Guaranty Matters..................................................    78
9.12.  Other Agents; Arrangers and Managers..............................    78

                                   ARTICLE X.
                                  MISCELLANEOUS

10.01. Amendments, Etc...................................................    78
10.02. Notices and Other Communications; Facsimile Copies................    80
10.03. No Waiver; Cumulative Remedies....................................    81
10.04. Attorney Costs, Expenses and Taxes................................    81
10.05. Indemnification by the Borrower...................................    81


                                      iii
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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10.06. Payments Set Aside................................................    82
10.07. Successors and Assigns............................................    82
10.08. Confidentiality...................................................    86
10.09. Set-off...........................................................    86
10.10. Interest Rate Limitation..........................................    87
10.11. Counterparts; Effectiveness.......................................    87
10.12. Integration.......................................................    87
10.13. Survival of Representations and Warranties........................    87
10.14. Severability......................................................    88
10.15. Tax Forms.........................................................    88
10.16. Replacement of Lenders............................................    89
10.17. Governing Law.....................................................    90
10.18. Waiver of Right to Trial by Jury..................................    90
10.19. Entire Agreement..................................................    91

                                CREDIT AGREEMENT

     This CREDIT AGREEMENT ("Agreement") is entered into as of May 27, 2005, among MANOR CARE, INC., a Delaware corporation (the "Borrower"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), JPMORGAN CHASE BANK, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, BANK OF AMERICA, N.A., as L/C Issuer, HUNTINGTON NATIONAL BANK, as L/C Issuer, BANK OF AMERICA, N.A., as Syndication Agent, SUNTRUST BANK, UBS SECURITIES LLC, AND MERRILL LYNCH BANK USA, as Documentation Agents, and J.P. Morgan Securities Inc., as Sole Lead Arranger and Sole Book Manager.

     The Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

     In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS

     1.01. DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

     "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any line or segment of business or division of a Person, (b) the acquisition of in excess of 50% of the Equity Interests of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that (i) the Borrower or the Subsidiary is the surviving entity or (ii) after giving effect to such merger or consolidation, such other Person has become a Subsidiary of the Borrower.

     "Additional Lender" is defined in Section 2.06(c).

     "Additional Lender Supplement" means an Additional Lender Supplement, substantially in the form of Exhibit I.

     "Administrative Agent" means JPMorgan Chase Bank in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

     "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

     "Administrative Questionnaire" means an administrative questionnaire, in substantially the form supplied by the Administrative Agent to be completed by each Lender.

     "Affiliate" means, as to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto; provided, however, that the existence of a management contract by the Borrower or one of its Affiliates to manage another entity shall not be deemed to be control.

     "Agent-Related Persons" means the Administrative Agent (it being understood that, in the case of JPMorgan Chase Bank, in its capacity as the Administrative Agent, L/C Issuer and Swing Line Lender), and the officers, directors, employees, agents, attorneys-in-fact and Affiliates of such Persons when acting on behalf of or in the capacity of the Administrative Agent, L/C Issuer and Swing Line Lender.

     "Aggregate Commitments" means the Commitments of all the Lenders.

     "Agreement" is defined in the introductory paragraph hereto.

     "Applicable Law" means, as to any Person or matter, (a) any Law relating to such Person or matter and, where applicable, any official interpretation thereof by any Person having jurisdiction with respect thereto or charged with the administration or interpretation thereof, and (b) all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which such Person is a party or by which any of its assets or properties are bound.

     "Applicable Margin" means, with respect to all Loans, the following rates per annum, based upon the Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.01(a)(iii) or 6.01(b)(ii), as applicable:

                                  Applicable Margin

                                                              Applicable Margin
Pricing                Leverage               Facility        for Offshore Rate
 Level                  Ratio                    Fee     Loans and Letters of Credit
-------   ---------------------------------   --------   ---------------------------
   I              Less than 1.25:1.0           0.080%               0.320%

  II      Greater than or equal to 1.25:1.0    0.110%               0.515%
                but less than 1.75:1.0

  III      Greater than or equal to 175:1.0    0.125%               0.625%
                but less than 2.25:1.0

  IV      Greater than or equal to 2.25:1.0    0.175%               0.700%
                but less than 2.75:1.0

   V      Greater than or equal to 2.75:1.0    0.200%               0.800%

     From the Effective Date until the delivery of the first Compliance Certificate, the Applicable Margin shall be based upon the Leverage Ratio as set forth in the officer's certificate received by the Administrative Agent pursuant to Section 4.01(a)(ix). Any increase or decrease in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.01(a)(iii) or 6.01(b)(ii), as applicable; provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level V shall apply as of the first Business

     Day after the date on which such Compliance Certificate was required to have been delivered, and pricing Level V shall remain in effect to (and including) the date the Administrative Agent receives such Compliance Certificate.

     "Arranger" means J.P. Morgan Securities Inc., in its capacity as sole lead arranger and sole book manager.

     "Assignment and Assumption" means an agreement of assignment and assumption substantially in the form of Exhibit E.

     "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.

     "Audited Financial Statements" means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2004, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

     "Auto-Renewal Letter of Credit" is defined in Section 2.03(b)(iii).

     "Availability Period" means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the Aggregate Commitments pursuant to Section 8.02.

     "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the sum of Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by JPMorgan Chase Bank as its "prime rate." Any change in such rate announced by JPMorgan Chase Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

     "Base Rate Loan" means a Loan that bears interest at a rate based on the Base Rate.

     "Borrower" is defined in the introductory paragraph hereto.

     "Borrowing" means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Offshore Rate Loans, as to which a single Interest Period is in effect, (b) a Competitive Loan or group of Competitive Loans of the same Type made on the same date and as to which a single Interest Period is in effect or (d) a Swing Line Loan.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Offshore Rate Loan, means any such day on which dealings are conducted in the applicable offshore dollar interbank market.

     "Capitalized Lease Liabilities" means, as to any Person, all monetary obligations of such Person under any leasing or similar arrangement which have been (or, in accordance with GAAP, should be) classified as capitalized leases, and for purposes of each Loan Document the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

     "Cash Collateralize" is defined in Section 2.03(g).

     "Cash Equivalent Investment" means, at any time:

     (a) any direct obligation of (or obligation unconditionally guaranteed by) the United States or a State thereof (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States or a State thereof) maturing not more than three years after such time;

     (b) commercial paper maturing not more than three years from the date of issue, which is issued by (i) a corporation (other than an Affiliate of any Obligor) organized under the laws of any State of the United States or of the District of Columbia and rated A-i or higher by S&P or P-1 or higher by Moody's, or (ii) any Lender (or its holding company);

     (c) any certificate of deposit, time deposit (including Eurodollar time deposits) or bankers acceptance, maturing not more than three years after its date of issuance, which is issued by either (i) any bank organized under the laws of the United States (or any State thereof) and which has (A) a credit rating of A2 or higher from Moody's or A or higher from S&P and (B) a combined capital and surplus greater than $100,000,000, or (ii) any Lender;

     (d) any repurchase agreement having a term of three years or less entered into with any Lender or any commercial banking institution satisfying the criteria set forth in clause (c)(i) which (i) is secured by a fully perfected security interest in any obligation of the type described in clause (a), and
(ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder;

     (e) any bond or note maturing not more than three years after its date of issuance, issued by any State of the United States (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States or a State thereof), which has (i) a long-term credit rating of A or higher from Moody's or A or higher from S&P or
(ii) a short-term credit rating of MIG1, SP-1, or the equivalent;

     (f) any corporate fixed rate or floating rate medium-term notes maturing not more than three years after its date of issuance, which has received a credit rating of A or higher from Moody's or A or higher from S & P;

     (g) asset backed paper maturing not more than three years after its date of issuance, which has a credit rating of A-1/P-1 or higher from Moody's or AAA/Aaa or higher from S & P;

     (h) asset-backed securities, which have a credit rating of Aaa/AAA or higher from S&P with average lives of 3 years or less.

     (i) asset-backed commercial paper, which has a credit rating of A-1/ P-1 or higher from Moody's;

     (j) any security issued by an agency of the United States (to the extent such securities are supported by the full faith and credit of the United States or a State thereof), including issuances of Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Federal Home Loan Bank, Federal Farm Credit Bank, Student Loan Marketing Association, Government National Mortgage Association and other agencies or instrumentalities of the United States maturing not more than three years after the date of its issuance (it being understood that such securities include securities that may be "called" by the issuer prior to the final maturity date);

     (k) any investment in auction rate securities, which has (i) a credit rating of A or higher from Moody's and (ii) a maximum maturity of one year after its date of issuance, for which the reset date will be used to determine the maturity date, all to the extent such investments are made in a manner consistent with past practice; and

     (l) investments in funds that invest solely in items described in clauses
(a) through (k).

     Notwithstanding the foregoing, the maximum maturity of individual securities shall be three years and one month or less at the time of purchase by the Borrower (except with respect to asset backed securities described in clauses (h), (i) and (j) above, which may have an average maturity of three years or less. The maturity of variable rate demand notes and auction rate debt/ preferred securities shall be measured by the time to reset date. Auction rate debt and preferred stock and perpetual preferred securities with a floating rate dividend that is paid and reset every seven to 49 days through a bidding process shall have a credit rating of AAA or higher from Moody's or S&P.

     "Change of Control" means, as to any Person, an event or series of events by which:

     (a) at any time, any Person or group of Persons (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) (other than underwriters holding pending distribution) owns beneficially (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934) more than 50% of the issued and outstanding shares of Equity Interests of the Borrower having ordinary voting power for the election of directors of the Borrower; or

     (b) at any time, a majority of the seats (other than vacant seats) on the Borrower's board of directors shall be occupied by persons who were neither (i) recommended by the Borrower's management in connection with an annual meeting of the Borrower's stockholders, nor (ii) appointed by directors who were recommended as described in clause (i); or

     (c) the occurrence of any "Change of Control Trigger Event" (or other similar term) under (and as defined in) any of the Notes Documents or any other agreement, note or instrument evidencing capital markets Indebtedness issued or otherwise incurred after the Effective Date and not otherwise prohibited hereunder (the "New Indebtedness").

     "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Competitive Loans or Swing Line Loans.

     "Closing Date" means the first date all the conditions precedent in Section
4.01 are satisfied or waived in accordance with Section 4.01 (or, in the case of Section 4.01(b), waived by the Person entitled to receive the applicable payment).

     "CMS" means the Centers for Medicare and Medicaid Services of HHS and any Person succeeding to the functions thereof.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Commitment" means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

     "Commitment Increase Notice" is defined in Section 2.06(b).

     "Commitment Increase Supplement" means a Commitment Increase Supplement, substantially in the form of Exhibit J.

     "Compensation Period" is defined in Section 2.12(c)(ii).

     "Competitive Bid" means an offer by a Lender to make a Competitive Loan in accordance with Section 2.14.

     "Competitive Bid Rate" means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

     "Competitive Bid Request" means a request by the Borrower for Competitive Bids in accordance with Section 2.14.

     "Competitive Loan" means a Loan made pursuant to Section 2.14.

     "Compliance Certificate" means a certificate duly completed and executed by the chief financial or accounting Responsible Officer of the Borrower, substantially in the form of Exhibit D, together with such changes thereto as the Administrative Agent may from time to time request for the purpose of monitoring the Borrower's compliance with the financial covenants contained herein.

     "CON" means a certificate of need or other license or permit issued by a state health facilities planning board or similar agency or body required for the construction, expansion, or investment in a health facility.

     "Consolidated" means, as to any financial term, the aggregate for each Person and its Subsidiaries of the amounts signified by such terms for all such Persons determined on a consolidated basis in accordance with GAAP including principles of consolidation, and, in the case of the Borrower and Subsidiaries, consistent with those applied in the preparation of the Audited Financial Statements.

     "Consolidated EBITDA" means, for any period, the Borrower's and Subsidiaries' earnings before Consolidated Interest Expense, taxes, depreciation, amortization, extraordinary items of gain and all Specified Losses.

     "Consolidated Interest Expense" means, for any period, for the Borrower and Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), all interest in respect of Indebtedness for Borrowed Money accrued or capitalized during such period (whether or not actually paid during such period), excluding amortization of fees related to the closing of this Agreement and each of the Notes Documents.

     "Contingent Liability" means any agreement, undertaking or arrangement by which any Person (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), (b) guarantees the payment of dividends or other distributions upon the shares of any other Person, or (c) undertakes or agrees (contingently or otherwise) (i) to purchase, repurchase, or otherwise acquire any Indebtedness, obligation or liability of any other Person or any security therefor, (ii) to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (iii) to maintain solvency, assets, level of income, or other financial condition of any other Person, or (iv) to make payment on behalf of any other Person other than for value received. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the debt, obligation or other liability guaranteed or supported thereby.

     "Contractual Undertaking" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "Control" is defined in the definition of "Affiliate."

     "Convertible Notes" means, collectively, (i) the 2.125% senior unsecured convertible notes issued by the Borrower pursuant to the terms of the Indenture, dated as of April 15, 2003, between the Borrower, the subsidiary guarantors party thereto and U.S. Bank National Association (successor to National City
Bank), as Trustee, (ii) the 2.125% senior unsecured convertible notes issued by the Borrower pursuant to the terms of the Indenture, dated as of December 10, 2004, between the Borrower, the subsidiary guarantors party thereto and U.S. Bank National Association, as Trustee, and (iii) all other notes accepted from time to time in substitution or exchange for or renewal of any of the foregoing in accordance with the applicable Indenture.

     "Credit Extension" means a Borrowing or an L/C Credit Extension.

     "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

     "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would (if not cured or otherwise remedied during such time in accordance with this Agreement) constitute an Event of Default.

     "Default Rate" means a rate per annum equal to, (a) in the case of overdue principal on any Loan, the sum of the interest rate (including any Applicable Margin) otherwise applicable from time to time to such Loan plus 2% per annum, and (b) in the case of overdue interest, fees, and other monetary Obligations, the sum of the interest rate otherwise applicable to Base Rate Loans plus 2% per annum, in each case to the fullest extent permitted by Applicable Law.

     "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a proceeding under any Debtor Relief Laws.

     "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I.

     "Disposition" or "Dispose" means the sale, transfer, license or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

     "Dollar" and "$" mean lawful money of the United States.

     "Domestic Subsidiary" means any Subsidiary that is organized under the laws of any State of the United States or the District of Columbia.

     "Effective Date" means the date this Agreement becomes effective pursuant to Section 10.11.

     "Eligible Assignee" has the meaning set forth in Section 10.07(g).

     "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

     "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "Equity Interest" means, as to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital, whether now outstanding or issued after the Effective Date.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or
(c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

     "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan;
(b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

     "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Offshore Rate for each outstanding Offshore Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

     "Event of Default" is defined in Section 8.01.

     "Existing Credit Agreement" means that certain Credit Agreement, dated as of April 21, 2003, among the Borrower, Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, as Syndication Agent, The Bank of New York and SunTrust Bank, as Documentation Agents, and the other lenders party thereto.

     "Existing L/C Issuer" means Bank of America, N.A. with respect to Letters of Credit issued thereby, and (b) Huntington National Bank with respect to Letters of Credit issued thereby.

     "Existing Letters of Credit" means the letters of credit issued under the Existing Credit Agreement and described in Schedule A.

     "Existing Senior Notes" means, collectively, the senior unsecured notes issued by the Borrower pursuant to the terms of the Indenture, dated as of March 8, 2001, between the Borrower and U.S. Bank National Association (successor to National City Bank), as Trustee, and all other notes accepted from time to time in substitution or exchange therefor or renewal thereof in accordance with such Indenture.

     "Facility" means any nursing home or other health care facility (including any facility operating an assisted living unit) operated by the Borrower or any Subsidiary.

     "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided, however, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to JPMorgan Chase Bank on such day on such transactions as determined by the Administrative Agent.

     "Fee Letter" means the letter agreement, dated April 26, 2005, among the Borrower, the Administrative Agent and the Arranger.

     "Fiscal Quarter" means a quarter ending on the last day of March, June, September or December. Unless the context otherwise specifically requires, the term "Fiscal Quarter" shall be a reference to a Fiscal Quarter of the Borrower.

     "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "2004 Fiscal Year") refer to the Fiscal Year ending on December 31 of such calendar year. Unless the context otherwise specifically requires, the term "Fiscal Year" shall be a reference to a Fiscal Year of the Borrower.

     "Fixed Charge Coverage Ratio" means, as of the close of any Fiscal Quarter, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters of:

     (a) an amount equal to the sum of (i) Consolidated EBITDA for all such Fiscal Quarters plus (ii) rental expense of the Borrower and its Subsidiaries incurred during such Fiscal Quarters minus (iii) capital expenditures (excluding capital expenditures associated with Acquisitions) made during such Fiscal Quarters, to

     (b) the sum of (i) Consolidated Interest Expense plus (ii) scheduled payments of principal (but excluding final maturities of the Senior Notes due 2006 and 2008 and any subsequent issuances of notes with bullet maturities) actually made during such period on Consolidated Indebtedness for Borrowed Money of the Borrower and Subsidiaries having a final maturity of at least one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin) other than Credit Extensions under this Agreement for the period of determination plus (iii) rental expense of the Borrower and its Subsidiaries incurred during such Fiscal Quarters.

     "Fixed Rate" means, with respect to any Competitive Loan (other than a Competitive Loan bearing interest at a rate based on the Offshore Rate), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

     "Fixed Rate Loan" means a Competitive Loan bearing interest at a Fixed
Rate.

     "Foreign Lender" is defined in Section 10.15(a)(i).

     "Foreign Subsidiary" means any Subsidiary that is not a Domestic
Subsidiary.

     "FRB" means the Board of Governors of the Federal Reserve System of the United States.

     "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Granting Lender" is defined in Section 10.07(h).

     "Guarantors" means, collectively, each Domestic Subsidiary of the Borrower that executes a counterpart of the Guaranty on the Closing Date or from time to time thereafter pursuant to the terms of this Agreement, and is not otherwise released from the Guaranty in accordance with the terms of a Loan Document.

     "Guaranty" means the Guaranty made by each Domestic Subsidiary of the Borrower in favor of the Administrative Agent on behalf of the Lenders, substantially in the form of Exhibit F.

     "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "Health Facility License" means a license or permit to provide skilled and/or intermediate care nursing services, operate an assisted living unit or otherwise operate a Facility, including any permit under Medicare Regulations, Medicaid Regulations and/or other Applicable Law.

     "HHS" means the United States Department of Health and Human Services and any Person succeeding to the functions thereof.

     "Hill-Burton Act" means, collectively, the Hill-Burton Act established by Title VI and XVI of the Public Health Service Act, the Health Manpower Program established by Title VII of the Public Health Service Act or other grant, loan, subsidy or assistance program of a Governmental Authority.

     "Honor Date" is defined in Section 2.03(c)(i).

     "IBOR" means, with respect to any Offshore Rate Loan for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service. In the event that such rate is not available at such time for any reason, then "IBOR" means the rate of interest per annum determined by the Administrative Agent to be the arithmetic mean (rounded upward, if necessary, to the nearest 1/16th of 1%) of the rates of interest per annum at which dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, an Offshore Rate Loan and having a maturity comparable to such Interest Period would be offered by JPMorgan Chase Bank to major banks in the interbank market at their request at approximately 11:00 a.m. two Business Days prior to the commencement of such Interest Period.

     "Impermissible Qualification" means, as to the opinion or certification of any independent public accountant as to any financial statement of any Person, any qualification or exception to such opinion or certification which:

     (a) is of a "going concern" or similar nature;

     (b) relates to the limited scope of examination of matters relevant to such financial statement; or

     (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in Default under Section 7.04.

     "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

     (a) all obligations of such Person for borrowed money (including all notes payable and drafts accepted representing extensions of credit) and all obligations evidenced by bonds, debentures, notes or other similar instruments;

     (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

     (c) all obligations as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities; and

     (d) whether or not so included as liabilities in accordance with GAAP:

          (i) all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, and

          (ii) all Contingent Liabilities of such Person (but not to exceed the net worth of such Person) in respect of any Indebtedness of any Person.

     "Indebtedness for Borrowed Money" means, as to any Person, without duplication, any obligation of such Person for borrowed money, but in any event shall include (a) any obligation incurred for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased in the ordinary course of business, (b) the face amount of all letters of credit issued for the account of such Person (other than documentary letters of credit including commercial and trade letters of credit issued to secure payment obligations in respect of goods and services in the ordinary course of business) and all drafts drawn thereunder, (c) obligations of the type described in clauses (a), (b), (d), or (e) (whether or not such Person has assumed or become liable for the payment of such obligation) secured by Liens on assets of such Person, (d) the amount of all Capitalized Lease Liabilities, and (e) all Contingent Liabilities of such Person (but not to exceed the net worth of such Person) with respect to Indebtedness for Borrowed Money described in the foregoing clauses (a) through (d); provided, however, that Indebtedness for Borrowed Money shall not include Indebtedness fully secured by the cash surrender value of life insurance policies.

     "Indemnified Liabilities" is defined in Section 10.05.

     "Indemnitees" is defined in Section 10.05.

     "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan or a Fixed Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Offshore Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date and (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period of more than 90 days' duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days' duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing.

     "Interest Period" means, (i) as to each Offshore Rate Loan, the period commencing on the date such Offshore Rate Loan is disbursed or converted to or continued as an Offshore Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Revolving Loan Notice or the applicable Competitive Bid Request and (ii) with respect to any Fixed Rate Borrowing, the period (which shall not be less than seven days or more than 180 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided, however, that:

     (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

     (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

     (c) no Interest Period for any Loan shall extend beyond the Maturity Date.

     "IRS" means the United States Internal Revenue Service.

     "JPMorgan Chase Bank" means JPMorgan Chase Bank, N.A.

     "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

     "L/C Advance" means, as to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

     "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

     "L/C Credit Extension" means, as to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

     "L/C Issuer" means (a) in respect of Existing Letters of Credit only, the applicable Existing L/C Issuer and (b) in respect of each Letter of Credit issued hereunder on or after the Closing Date, JPMorgan Chase Bank or any affiliate thereof. In the event any proposed beneficiary of a requested Letter of Credit does not accept JPMorgan Chase Bank as the issuer or JPMorgan Chase Bank otherwise declines to issue a Letter of Credit pursuant to the terms hereof, the Borrower may, after notice to JPMorgan Chase Bank, request another Lender to act as L/C Issuer with respect to such Letter of Credit.

     "L/C Obligations" means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

     "Lender" is defined in the introductory paragraph hereto. "Lender", as the context requires, includes the L/C Issuers and the Swing Line Lender.

     "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

     "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant L/C Issuer.

     "Letter of Credit Expiration Date" means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

     "Letter of Credit Sublimit" means an amount equal to $125,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

     "Letters of Credit" is defined in Section 2.03(a).

     "Leverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Indebtedness for Borrowed Money of the Borrower and Subsidiaries as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended for which the Borrower has or is required to have delivered financial statements pursuant to Section 6.01(a) or 6.01(b).

     "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

     "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

     "Loan Documents" means, collectively, this Agreement, each Note, the Fee Letter, the Guaranty, each Compliance Certificate, each Revolving Loan Notice, each Swing Line Loan Notice, each Letter of Credit Application, each Competitive Bid Request, each Additional Lender Supplement and each Commitment Increase Supplement.

     "LTACH Subsidiary" means a Subsidiary which (i) is engaged in the business of being a long term acute care hospital, (ii) either (a) has minority shareholders or other joint venturers or partners upon its formation or (b) is a wholly owned Subsidiary of the Borrower or one of the Borrower's Subsidiaries upon its formation, so long as within twelve (12) months of such Subsidiary having a total asset value exceeding $1,000,000, minority shareholders or other joint venturers or partners, in addition to the Borrower or one or more of the Borrower's Subsidiaries, shall own Equity Interests in such Subsidiary, and
(iii) complies, together with all other such Subsidiaries, with the provisions of clause (b)(ii) of the definition of "Non-Obligor" contained in this Section 1.01.

     "Manor Care of America" means Manor Care of America, Inc., a Delaware corporation and a wholly owned Subsidiary of the Borrower.

     "Manor Care of America Notes" means, collectively, the unsecured notes issued by Manor Care of America pursuant to the terms of the Indenture, dated as of June 4, 1996, between Manor Care of America and Wilmington Trust Company, as Trustee, and all other notes accepted from time to time in substitution or exchange therefor or renewal thereof in accordance with such Indenture.

     "Margin" means, with respect to any Competitive Loan bearing interest at a rate based on the Offshore Rate, the marginal rate of interest, if any, to be added to or subtracted from the Offshore Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

     "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), or condition (financial or otherwise) of the Borrower and Subsidiaries taken as a whole; or (b) a material impairment of the ability of the Borrower and the other Obligors taken as a whole to perform their payment or other material Obligations under any Loan Document to which any of them is a party.

     "Material Group of Subsidiaries" means any Subsidiary or Subsidiaries having 5% or more of the Consolidated assets of the Borrower and Subsidiaries.

     "Maturity Date" means May 27, 2010.

     "Maximum Rate" has the meaning set forth in Section 10.10.

     "Moody's" means Moody's Investors Service, Inc., and any successor thereto.

     "Medicaid Certification" means certification by a state agency that the health facility is in substantial compliance with the requirements for participation in the Medicaid program.

     "Medicaid Provider Agreement" means an agreement entered into between a state agency or other such entity administering the Medicaid program and a health facility under which the agency agrees to pay for services provided by the health facility to qualified Medicaid beneficiaries in accordance with the terms of the agreement and Medicaid program as required by the Medicaid Regulations.

     "Medicaid Regulations" means, collectively, (a) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting the medical assistance program established by Title XIX of the Social Security Act (42 U.S.C. Sections 1396, et seq.); (b) all applicable provisions of all federal rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities (whether or not having the force of law) promulgated pursuant to or in connection with the statutes described in clause (a); (c) all state statutes and plans for medical assistance enacted in connection with the statutes and provisions described in clauses (a) and (b); and (d) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities (whether or not having the force of law) promulgated pursuant to or in connection with any of the foregoing.

     "Medicare Certification" means certification by CMS or a state agency or entity under contract with CMS that the health facility is in substantial compliance with the requirements for participation in the Medicare program.

     "Medicare Provider Agreement" means an agreement entered into between CMS or other Person under contract with CMS and a health facility under which CMS agrees to pay for services provided by the health facility to qualified Medicare beneficiaries in accordance with the terms of the agreement and Medicare Regulations.

     "Medicare Regulations" means, collectively, all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. Sections 1395, et seq.), together with all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities including HHS, CMS, the Office of the Inspector General of HHS, or any Person succeeding to the functions of any of the foregoing (whether or not having the force of law).

     "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

     "New Indebtedness" is defined in clause (c) of the definition of "Change of Control."

     "Non-Obligor" means (a)(i) any Subsidiary identified as a Non-Obligor on
Item 5.10(a) of the Disclosure Schedule; provided, however, that any Subsidiary identified thereon as dormant shall cease to be a Non-Obligor at such time as it ceases to be dormant, and a Subsidiary having minority shareholders or other joint venturers or partners shall cease to be a Non-Obligor at such time as it is wholly-owned by the Borrower or any of its Subsidiaries, and (ii) any Foreign Subsidiary; and (b) any Subsidiary of any Obligor created or acquired after the Effective Date that is designated as such by such Obligor by written notice to the Administrative Agent within 30 days of its formation or Acquisition; provided, however, that, without duplication, (i) in the case of any Subsidiary which is not an LTACH Subsidiary, (w) such Subsidiary shall not at any time have a total asset value exceeding $1,000,000, and (x) total combined asset value of all such Subsidiaries, excluding those Non-Obligors described in clause (a) but including those Non-Obligors described in clause (b)(ii), shall not exceed $50,000,000 at any time, and (ii) in the case of any Subsidiary which is an LTACH Subsidiary, (y) such Subsidiary shall not at any time have a total asset value exceeding $15,000,000, it being understood and agreed that a lease by an LTACH Subsidiary of property owned by a Subsidiary that is an Obligor shall not be deemed to be an asset of such LTACH Subsidiary, and (z) the total combined asset value of all such Subsidiaries, excluding those Non-Obligors described in clause (a) but including those Non-Obligors described in clause (b)(i), shall not exceed $50,000,000 at any time; provided, however, that, notwithstanding any of the foregoing to the contrary, no Subsidiary which has otherwise guaranteed any obligation of the Borrower or any other Subsidiary under any Notes Documents shall be permitted to be a Non-Obligor under this Agreement so long as such Subsidiary remains a guarantor under the terms of any such Notes Documents.

     "Non-Renewal Notice Date" is defined in Section 2.03(b)(iii).

     "Note" means a promissory note made by the Borrower in favor of a Lender evidencing Revolving Loans made by such Lender, substantially in the form of Exhibit C.

     "Notes Documents" means, collectively, the loan agreements, indentures, note purchase agreements, promissory notes and guarantees furnished pursuant to or in connection the terms of each of the Existing Senior Notes, the Convertible Notes, the Senior Notes and the Manor Care of America Notes.

     "Obligations" means all advances to, and debts, liabilities and obligations of, any Obligor arising under any Loan Document or otherwise with respect to any Revolving Loan, Swing Line Loan, Competitive Loan or Letter of Credit, whether direct or indirect (including those acquired by assignment or assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Obligor or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

     "Obligors" means, collectively, the Borrower and each Guarantor.

     "Offered Increase Amount" is defined in Section 2.06(b).

     "Offshore Rate" means, for any Interest Period with respect to any Offshore Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

                                          IBOR
          Offshore Rate = ------------------------------------
                          1.00 - Eurodollar Reserve Percentage

     "Offshore Rate Loan" means a Loan that bears interest at a rate based on the Offshore Rate.

     "Organization Documents" means, (a) as to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) as to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) as to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

     "Other Taxes" is defined in Section 3.01(b).

     "Outstanding Amount" means (a) as to Revolving Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans and Swing Line Loans, as the case may be, occurring on such date; and (b) as to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

     "Participant" is defined in Section 10.07(d).

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

     "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

     "Pro Rata Share" means, as to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time; provided, however, that if the Aggregate Commitments have been terminated pursuant to the terms hereof, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

     "Register" is defined in Section 10.07(c).

     "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

     "Request for Credit Extension" means (a) as to a Borrowing, conversion or continuation of Revolving Loans, a Revolving Loan Notice, (b) as to a Swing Line Loan, a Swing Line Loan Notice, (c) as to an L/C Credit Extension, a Letter of Credit Application and (d) as to a Competitive Loan, a Competitive Bid Request.

     "Required Lenders" means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the Aggregate Commitments have been terminated pursuant to the terms hereof, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations, Swing Line Loans and Competitive Loans being deemed "held" by such Lender for purposes of this definition); provided, however, that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders. Notwithstanding the foregoing, for purposes of declaring the Loans to be due and payable pursuant to Article VIII, and for all purposes after the Loans become due and payable pursuant to Article VIII or the Commitments expire or terminate, the outstanding Competitive Loans of the Lenders shall be included in their respective Commitments in determining the Required Lenders.

     "Responsible Officer" means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of an Obligor. Any document delivered hereunder that is signed by a Responsible Officer of an Obligor shall be conclusively presumed to have been authorized by all necessary corporate, partnership or other action on the part of such Obligor and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Obligor.

     "Restricted Payment" means the declaration or payment of any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Borrower, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest or of any option, warrant or other right to acquire any such Equity Interest.

     "Revolving Credit Facility" means the Aggregate Commitments and the Total Outstandings thereunder.

     "Revolving Loan" is defined in Section 2.01.

     "Revolving Loan Notice" means a notice of (a) a Revolving Borrowing, (b) a conversion of Revolving Loans from one Type to the other, or (c) a continuation of Revolving Offshore Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

     "Revolving Termination Date" means the date on which all Obligations have been performed and otherwise paid in full in cash, all Letters of Credit have been terminated or expired (or Cash Collateralized), and the Aggregate Commitments have terminated.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGrawHill Companies, Inc., and any successor thereto.

     "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

     "Senior Notes" means, collectively, the 6.25% senior unsecured notes issued by the Borrower pursuant to the terms of the Indenture, dated as of April 15, 2003, between the Borrower, the subsidiary guarantors party thereto and National City Bank, as Trustee, and all other notes accepted from time to time in substitution or exchange therefor or renewal thereof in accordance with such Indenture.

     "SPC" has the meaning set forth in Section 10.07(h).

     "Specified Losses" means up to $25,000,000 of extraordinary losses of the Borrower and Subsidiaries in each Fiscal Year.

     "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

     "Swing Line" means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

     "Swing Line Borrowing" means a borrowing of a Swing Line Loan pursuant to
Section 2.04.

     "Swing Line Lender" means JPMorgan Chase Bank in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

     "Swing Line Loan" is defined in Section 2.04(a).

     "Swing Line Loan Notice" means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

     "Swing Line Sublimit" means an amount equal to the lesser of (a) $20,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part and not in addition to, the Aggregate Commitments.

     "Tax Transferee" is defined in Section 3.10(a).

     "Taxes" is defined in Section 3.01(a).

     "Total Outstandings" means the aggregate Outstanding Amount of all Revolving Loans, Swing Line Loans and all L/C Obligations.

     "Trigger Event" is defined in Section 3.06(c).

     "Type" means, as to a Loan, its character as a Base Rate Loan or an Offshore Rate Loan or, in the case of a Competitive Loan, an Offshore Rate Loan or a Fixed Rate Loan.

     "Unfunded Pension Liability" means the excess of (a) a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over (b) the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

     "United States" and "U.S." mean the United States of America.

     "Unreimbursed Amount" is defined in Section 2.03(c)(i).

     1.02. OTHER INTERPRETIVE PROVISIONS. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

     (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

     (b) (i) The words "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

          (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

          (iii) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

          (iv) The term "including" is by way of example and not limitation.

          (v) The term "or" is not exclusive.

     (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

     (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

     (e) References in any Section to any clause or item refer to such clause or item within such Section.

     1.03. ACCOUNTING TERMS. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

     (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, however, that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

     (c) For purposes of computing the the Fixed Charge Coverage Ratio and the Leverage Ratio, such ratios (and any financial calculations or components required to be made or included therein) shall be determined, for the relevant period, after giving pro forma effect to each material Acquisition and Disposition of a Person, business or asset consummated during such period, together with all transactions relating thereto consummated during such period (including any incurrence, assumption, refinancing or repayment of Indebtedness), as if such material Acquisition, Disposition and related transactions had been consummated on the first day of such period, in each case based on historical actual results accounted for in accordance with GAAP. For purposes of this clause, (i) a "material Acquisition" means a transaction or a series of related transactions in which the Borrower or any Subsidiary acquires assets, the value of which is at least 5% of the Consolidated total assets of the Borrower and its Subsidiaries on the date of (and immediately prior to) such Acquisition, and (ii) a "material Disposition" means a transaction or series of related transactions in which the Borrower or any Subsidiary Disposes of assets, the value of which is at least 5% of the Consolidated total assets of the Borrower and its Subsidiaries on the date of (and immediately prior to) such Disposition.

     1.04. ROUNDING. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

     1.05. REFERENCES TO AGREEMENTS AND LAWS. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

     1.06. TIMES OF DAY. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

     1.07. LETTER OF CREDIT AMOUNTS. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.

     1.08. CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Base Rate Loan") or by Class and Type (e.g., a "Revolving Base Rate Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Base Rate Borrowing") or by Class and Type (e.g., a "Revolving Base Rate Borrowing").

                                  ARTICLE II.
                      THE COMMITMENTS AND CREDIT EXTENSIONS

     2.01. LOANS. Subject to the terms and conditions set forth herein, each Lender severally agrees to make Loans (each such loan, a "Revolving Loan") to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided, however, that after giving effect to any Borrowing, (a) the Total Outstandings plus the aggregate principal amount of Outstanding Competitive Loans shall not exceed the Aggregate Commitments and (b) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section, prepay under
Section 2.05 and reborrow under this Section. Loans may be Base Rate Loans or Offshore Rate Loans, or in the case of a Competitive Loan, an Offshore Rate Loan or a Fixed Rate Loan, as further provided herein.

     2.02. BORROWINGS OF REVOLVING LOANS.

     (a) Each Revolving Borrowing shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m.
(i) two Business Days prior to the requested date of any Revolving Borrowing of Revolving Offshore Rate Loans and (ii) on the requested date of any Revolving Borrowing of Revolving Base Rate Loans. Each telephonic notice by the Borrower pursuant to this clause (a) must be confirmed promptly by delivery to the Administrative Agent of a written Revolving Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Revolving Borrowing of Revolving Offshore Rate Loans shall be in a principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Revolving Borrowing of Base Rate Loans shall be in a principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Revolving Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Revolving Borrowing, a conversion of Revolving Loans from one Type to the other, or a continuation of Revolving Offshore Rate Loans (such conversion or continuation to be made in accordance with Section 2.16), (ii) the requested date of the Revolving Borrowing (which shall be a Business Day), (iii) the principal amount of Revolving Loans to be borrowed, (iv) the Type of Revolving Loans to be borrowed and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Revolving Loan Notice, then the applicable Revolving Loans shall be made as Revolving Base Rate Loans. If the Borrower requests a Revolving Borrowing of Revolving Offshore Rate Loans in any such Revolving Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

     (b) Following receipt of a Revolving Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Revolving Loans. Each Lender shall make the amount of its Revolving Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Revolving Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of JPMorgan Chase Bank with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Revolving Loan Notice with respect to such Revolving Borrowing is given by the Borrower, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the Borrower as provided above.

     (c) The Administrative Agent shall promptly notify the Borrower and the Lenders in writing of the interest rate applicable to any Interest Period for Revolving Offshore Rate Loans upon determination of such interest rate. The determination of the Offshore Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Revolving Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders in writing of any change in JPMorgan Chase Bank's prime rate used in determining the Base Rate promptly following the public announcement of such change.

     (d) After giving effect to all Revolving Borrowings, all conversions of Revolving Loans from one Type to the other, and all continuations of Revolving Loans as the same Type, there shall not be more than 30 Interest Periods in effect with respect to Revolving Loans.

     2.03. LETTERS OF CREDIT.

     (a)  The Letter of Credit Commitment.

          (i) Prior to the date hereof, the Existing L/C Issuers have issued the Existing Letters of Credit, which, from and after the date hereof, shall constitute Letters of Credit hereunder. Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue letters of credit (the letters of credit issued on and after the Closing Date pursuant to this Section 2.03, together with the Existing Letters of Credit, collectively, "Letters of Credit") for the account of the Borrower or its Subsidiaries, and to amend or renew Letters of Credit previously issued by it, in accordance with clause (b), and (2) to honor drafts under the Letters of Credit; and
     (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or any Subsidiary; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if, as of the date of such L/C Credit Extension, (x) the Total Outstandings plus the aggregate principal amount of outstanding Competitive Loans would exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans would exceed such Lender's Commitment, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

          (ii) An L/C Issuer shall be under no obligation to issue any Letter of Credit if:

               (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

               (B) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

               (C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

               (D) the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer; or

               (E) such Letter of Credit is in an initial amount less than $500,000 or is to be used for the purpose of supporting the issuance of any letter of credit by any other Person or denominated in a currency other than Dollars.

          (iii) An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or
     (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

     (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

          (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by such L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as such L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to such L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof;
     (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as such L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to such L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as such L/C Issuer may require.

          (ii) Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by such L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such L/C Issuer a risk participation, in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit.

          (iii) If the Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Auto-Renewal Letter of Credit"); provided, however, that any such Auto-Renewal Letter of Credit must permit such L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day prior to the date of termination (the "Non-renewal Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by such L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) such L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such renewal if (A) such L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is two Business Days before the Non-renewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section
     4.02 is not then satisfied.

          (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

     (c) Drawings and Reimbursements; Funding of Participations.

          (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 am. on the date of any payment by such L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Lender's Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Revolving Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this clause (c)(i) may be given by telephone if immediately confirmed in writing; provided, however, that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

          (ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the applicable L/C Issuer at the Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii) each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to such L/C Issuer.

          (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate for Base Rate Loans. In such event, each Lender's payment to the Administrative Agent for the account of such L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section.

          (iv) Until each Lender funds its Loan or L/C Advance pursuant to this clause (c) to reimburse an L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of such L/C Issuer.

          (v) Each Lender's obligation to make Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this clause (c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against an L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Loans pursuant to this clause (c) is subject to the conditions set forth in
     Section 4.02 (other than delivery by the Borrower of a Revolving Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse an L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

          (vi) If any Lender fails to make available to the Administrative Agent for the account of an L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this clause (c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of such L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

     (d) Repayment of Participations.

          (i) At any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

          (ii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

     (e) Obligations Absolute. The obligation of the Borrower to reimburse an L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

          (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

          (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

          (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

          (iv) any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the applicable L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

          (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the applicable L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against an L/C Issuer and its correspondents unless such notice is given as aforesaid.

     (f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of any L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of an L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of any L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of an L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer's willful misconduct or gross negligence or such L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, an L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and an L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     (g) Cash Collateral. Upon the request of the Administrative Agent if an Event of Default shall have occurred and be continuing, (i) if an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be). For purposes hereof, "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuers and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuers (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower shall, simultaneously with any Cash Collateralization, grant to the Administrative Agent, for the benefit of the L/C Issuers and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at JPMorgan Chase Bank.

     (h) Applicability of ISP98. Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit.

     (i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent, for the account of each Lender in accordance with its Pro Rata Share, a Letter of Credit fee for each Letter of Credit equal to the product of the Applicable Margin times the daily maximum amount available to be drawn under such Letter of Credit (after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum amount is then in effect under such Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Margin during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.

     (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the applicable L/C Issuer for its own account a fronting fee with respect to each Letter of Credit in an amount equal to 0.125% per annum on the stated amount of each Letter of Credit (including to the extent of any increase), payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof) following the issuance of such Letter of Credit and (if earlier) on the date of any termination or expiration of all Letters of Credit. In addition, the Borrower shall pay directly to such L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

     (k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

     2.04. SWING LINE LOANS.

     (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans (each such loan, a "Swing Line Loan") to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Revolving Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender's Commitment; provided, however, that, after giving effect to any Swing Line Loan, (i) the Total Outstandings plus the aggregate principal amount of Outstanding Competitive Loans shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment, and provided, however, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section, prepay under Section 2.05, and borrow under this Section. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Swing Line Loan.

     (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower's irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in
Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

     (c) Refinancing of Swing Line Loans.

          (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender's Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Revolving Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Revolving Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Revolving Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Swing Line Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent's Office not later than 1:00 p.m. on the day specified in such

     Revolving Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Revolving Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

          (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

          (iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this clause (c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

          (iv) Each Lender's obligation to make Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this clause (c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Loans pursuant to this clause (c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

     (d) Repayment of Participations.

          (i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was funded) in the same funds as those received by the Swing Line Lender.

          (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

     (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Loan or risk participation pursuant to this Section to refinance such Lender's Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

     (f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

     2.05. PREPAYMENTS.

     (a) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time on any Business Day voluntarily prepay Loans in whole or in part; provided that the Borrower shall not have the right to prepay any Competitive Loan without the prior consent of the Lender thereof; provided further, that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) one Business Day prior to any date of prepayment of Offshore Rate Loans and (B) on the date of prepayment of Base Rate Loans; and
(ii) any prepayment of Loans shall be in a principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of an Offshore Rate Loan shall be accompanied by all accrued interest thereon.

     (b) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part; provided, however, that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000 or, if less, the entire amount outstanding thereunder. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

     (c) If for any reason the Total Outstandings plus the aggregate principal amount of Competitive Loans at any time exceed the Aggregate Commitments then in effect, the Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this clause unless after the prepayment in full of the Loans the Total Outstandings exceed the Aggregate Commitments then in effect.

     (d) Immediately upon any acceleration of the Maturity Date of any Loans pursuant to Section 8.02, the Borrower shall repay all the Loans, unless, pursuant to Section 8.02, only a portion of all the Loans is so accelerated (in which case the portion so accelerated shall be so repaid).

Each such prepayment or repayment of the principal of any Revolving Loans made pursuant to this Section shall be (x) made ratably among the Lenders in accordance with their respective Commitments, as the case may be, (y) without premium or penalty, except as may be required by Section 3.05, and (z) applied, to the extent of such prepayment or repayment, and except as otherwise requested by the Borrower pursuant to clause (a), first, to the principal amount thereof being maintained as Base Rate Loans, and second, subject to the terms of Section 3.05, to the principal amount thereof being maintained as Offshore Rate Loans.

     2.06. TERMINATION OR REDUCTION OF COMMITMENTS; INCREASE OF COMMITMENTS. (a) The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments or from time to time permanently reduce the Aggregate Commitments; provided, however, that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings plus the aggregate principal amount of outstanding Competitive Loans would exceed the Aggregate Commitments and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied ratably to the Commitment of each Lender. All facility fees accrued until the effective date of any termination or reduction of the Aggregate Commitments shall be paid on the effective date of such termination or reduction.

     (b) In the event that the Borrower wishes to increase the Commitments at any time when no Default or Event of Default has occurred and is continuing, it shall notify the Administrative Agent in writing of the amount (the "Offered Increase Amount") of such proposed increase (such notice, a "Commitment Increase Notice"); provided that the aggregate amount of any such increase in Commitments shall be at least $25,000,000. The Borrower may, at its election, (i) offer one or more of the Lenders the opportunity to participate in all or a portion of the Offered Increase Amount pursuant to clause (d) below and/or (ii) with the consent of the Administrative Agent and the L/C Issuers (which consents shall not be unreasonably withheld), offer one or more additional banks, financial institutions or other entities the opportunity to participate in all or a portion of the Offered Increase Amount pursuant to clause (c) below. Each Commitment Increase Notice shall specify which Lenders and/or banks, financial institutions or other entities the Borrower desires to participate in such Commitment increase. The Borrower or, if requested by the Borrower, the Administrative Agent, will notify such Lenders and/or banks, financial institutions or other entities of such offer.

     (c) Any additional bank, financial institution or other entity which the Borrower selects to offer participation in the increased Commitments and which elects to become a party to this Agreement and provide a Commitment in an amount so offered and accepted by it pursuant to Section 2.06(b)(ii) shall execute an Additional Lender Supplement with the Borrower and the Administrative Agent, substantially in the form of Exhibit I, whereupon such bank, financial institution or other entity (herein called an "Additional Lender") shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, and
Schedule 2.01 shall be deemed to be amended to add the name and Commitment of such Additional Lender, provided that the Commitment of any such Additional Lender shall be in an amount not less than $5,000,000.

     (d) Any Lender which accepts an offer to it by the Borrower to increase its Commitment pursuant to Section 2.06(b)(i) shall, in each case, execute a Commitment Increase Supplement with the Borrower and the Administrative Agent, substantially in the form of Exhibit C, whereupon such Lender shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Commitment as so increased, and Schedule 2.01 shall be deemed to be amended to so increase the Commitment of such Lender.

     (e) Notwithstanding anything to the contrary in this Section 2.06, (i) in no event shall (A) increases in Commitments made under this Section 2.06 exceed $100,000,000 in the aggregate or (B) any transaction effected pursuant to this
Section 2.06 cause the Commitments hereunder to exceed $400,000,000, less the amount of any permanent reductions in the Commitments under Section 2.06(a), and
(ii) no Lender shall have any obligation to increase its Commitment unless it agrees to do so in its sole discretion.

     (f) The Administrative Agent may establish reasonable procedures in consultation with the Borrower to effect, within a reasonable period after any date on which the Commitments are increased pursuant to this Section 2.06, a ratable participation of the Lenders in the outstanding Revolving Loans of each Type and subject to each current Interest Period and in the outstanding Letters of Credit, and such procedures shall be binding on the parties hereto.

     2.07. REPAYMENT OF LOANS.

     (a) The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Revolving Loans outstanding on such date.

     (b) The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) demand made by the Swing Line Lender and (ii) the Maturity Date.

     (c) The Borrower shall repay each Competitive Loan on the last day of the Interest Period applicable to such Loan; provided that on each date that a Competitive Borrowing is made, if there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the Borrower.

     2.08. INTEREST.

     (a) Subject to the provisions of clause (b), (i) the Loans comprising each Offshore Rate Borrowing shall bear interest (A) in the case of an Offshore Rate Loan (other than a Competitive Offshore Rate Loan), at the Offshore Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin, or (B) in the case of Competitive Offshore Rate Loan, at the Offshore Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan; (ii) each Base Rate Loan shall bear interest at the Base Rate; (iii) each Fixed Rate Loan shall bear interest at the Fixed Rate applicable to such Loan; and (iv) each Swing Line Loan shall bear interest at the Base Rate.

     (b) If any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the relevant Default Rate to the fullest extent permitted by Applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

     (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

     2.09. FEES. In addition to certain fees described in clauses (i) and (j) of
Section 2.03:

     (a) Revolving Credit Facility Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a facility fee equal to the Applicable Margin set forth under the heading "Facility Fee" times the actual daily amount of the Aggregate Commitments (or, if the Aggregate Commitments have terminated, on the Outstanding Amount of all Revolving Loans, Swing Line Loans and L/C Obligations), regardless of usage. The facility fee shall accrue at all times during the Availability Period (and thereafter so long as any Revolving Loans, Swing Line Loans or L/C Obligations remain outstanding), including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Effective Date, and on the Maturity Date (and, if applicable, thereafter on demand). The facility fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Margin during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.

     (b) Other Fees. (i) The Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

     (c) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

     2.10. COMPUTATION OF INTEREST AND FEES. All computations of interest for Base Rate Loans when the Base Rate is determined by JPMorgan Chase Bank's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.

     2.11. EVIDENCE OF DEBT.

     (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Revolving Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

     (b) In addition to the accounts and records referred to in clause (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

     2.12. PAYMENTS GENERALLY.

     (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

     (b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

     (c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

          (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

          (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan, included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this clause (c) shall be conclusive, absent manifest error.

     (d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this
Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

     (e) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

     (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

     2.13. SHARING OF PAYMENTS. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

     2.14. COMPETITIVE BID PROCEDURE. (a) Subject to the terms and conditions set forth herein, from time to time during the Availability Period the Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; provided that the Total Outstandings plus the aggregate principal amount of outstanding Competitive Loans at any time shall not exceed the Aggregate Commitments. Each Competitive Borrowing shall be comprised entirely of Offshore Rate Loans or Fixed Rate Loans as the Borrower may request in accordance herewith. Each Competitive Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. To request Competitive Bids, the Borrower shall notify the Administrative Agent of such request by telephone, in the case of an Offshore Rate Borrowing, not later than 11:00 a.m. four Business Days before the date of the proposed Borrowing and, in the case of a Fixed Rate Borrowing not later than 10:00 a.m. one Business Day before the date of the proposed Borrowing; provided that the Borrower may submit up to (but not more than) two Competitive Bid Requests on the same day, but a Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in the form of Exhibit H. Each such telephonic and written Competitive Bid Request shall specify the following information:

          (i) the aggregate amount of the requested Borrowing;

          (ii) the date of such Borrowing, which shall be a Business Day;

          (iii) whether such Borrowing is to be an Offshore Rate Borrowing or a Fixed Rate Borrowing; and

          (iv) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term "Interest Period".

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

     (b) Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, in the case of an Offshore Rate Competitive Borrowing, not later than 9:30 a.m. three Business Days before the proposed date of such Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 9:30 a.m. on the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be a minimum of $5,000,000 and an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the

Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and
(iii) the Interest Period applicable to each such Loan and the last day thereof.

     (c) The Administrative Agent shall promptly notify the Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

     (d) Subject only to the provisions of this paragraph, the Borrower may accept or reject any Competitive Bid. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of an Offshore Rate Competitive Borrowing, not later than 10:30 a.m. three Business Days before the date of the proposed Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 10:30 a.m. on the proposed date of the Competitive Borrowing; provided that (i) the failure of the Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, the Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner determined by the Borrower. A notice given by the Borrower pursuant to this paragraph shall be irrevocable.

     (e) The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

     (f) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

     2.15. CONVERSION AND CONTINUATION OPTIONS. (a) The Borrower may elect from time to time to convert Offshore Rate Loans to Base Rate Loans by giving the Administrative Agent at least one Business Day's prior irrevocable written (or telephonic promptly confirmed in writing) notice of such election (but no later than 12:00 p.m. on the Business Day immediately prior to such election), provided that any such conversion of Offshore Rate Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Offshore Rate Loans by giving the Administrative Agent at least three Business Days' prior irrevocable written (or telephonic promptly confirmed in writing) notice of such election by 12:00 p.m. (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan may be converted into an Offshore Rate Loan during the existence of any Event of Default without the consent of the Required Lenders. Each conversion to or continuation of Revolving Offshore Rate Loans shall be in a principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each conversion to Base Rate Loans shall be in a principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof.

     (b) Any Offshore Rate Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.01, of the length of the next Interest Period to be applicable to such Loans, provided (i) that no Offshore Rate Loan may be continued as such during the existence of an Event of Default without the consent of the Required Lenders and
(ii) an Offshore Rate Loan may be continued or converted only on the last day of an Interest Period for such Offshore Rate Loan, and provided further that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Offshore Rate Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                                  ARTICLE III.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

     3.01. TAXES.

     (a) Any and all payments by the Borrower to or for the account of the Administrative Agent, any Lender or any Tax Transferee under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, however, (i) in the case of the Administrative Agent, each Lender, and each Tax Transferee taxes (including income taxes and branch profits taxes) imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office; (ii) in the case of the Administrative Agent and each Lender, such taxes (including income taxes and branch profits taxes) imposed on or measured by the Administrative Agent's or each Lender's overall net income and franchise taxes imposed as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision thereof or taxing authority thereof or therein (other than any such connection arising solely from the


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
Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document); (iii) in the case of the Administrative Agent and each Lender, any taxes, levies, imposts, duties, charges, fees, deductions or withholdings that are in effect and that would apply to a payment hereunder or under any other Loan Document made to the Administrative Agent or such Lender as of the Effective Date or the date such Lender becomes a party to this Agreement;
(iv) in the case of any other Lender which changes its lending office with respect to the Loan to an office outside the United States, any taxes that are in effect and would apply to a payment to such Lender as of the date of the change of the lending office; and (v) if any Person acquires any interest in this Agreement pursuant to the provisions hereof, including, without limitation, a participation (whether or not by operation of law) (any such Person, a "Tax Transferee"), any taxes, levies, imposts, duties, charges, fees, deductions or withholdings in excess of amounts treated as Taxes pursuant to this clause in the hands of the Person from whom such interest was acquired or prior to any change in the office in which the Loan was made, accounted for or booked (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent, any Lender or any Tax Transferee, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent, such Lender and such Tax Transferee receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

     (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

     (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent any Lender or any Tax Transferee, the Borrower shall also pay to the Administrative Agent, to such Lender or to such Tax Transferee, as the case may be, at the time interest is paid, such additional amount that the Administrative Agent, such Lender or such Tax Transferee specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that the Administrative Agent, such Lender or Tax Transferee would have received if such Taxes or Other Taxes had not been imposed.

     (d) The Borrower agrees to indemnify the Administrative Agent, each Lender and each Tax Transferee for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent, such Lender and such Tax Transferee, (ii) amounts payable under Section 3.01(c) and
(iii) any liability (including additions to tax, penalties, interest and reasonable expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this clause (d) shall be made within 30 days after the date the Lender, the Tax Transferee or the Administrative Agent makes a demand therefor; provided, however, that the Borrower shall not be obligated to make payment to a Lender, Tax Transferee or the Administrative Agent (as the case may be) pursuant to this clause in respect of penalties, interest and other liabilities attributable to any Taxes or Other Taxes, if such penalties, interest and other liabilities are attributable to the gross negligence or willful misconduct of such Lender, such Tax Transferee or the Administrative Agent or its Affiliates. After a Lender, a Tax Transferee or an Administrative Agent (as the case may be) receives written notice of the imposition of the Taxes or Other Taxes which are subject to this Section, such Lender, such Tax Transferee or the Administrative Agent will act in good faith to promptly notify the Borrower of its obligations hereunder.

     (e) If the Borrower is required to pay additional amounts to or for the account of any Lender, Tax Transferee, or the Administrative Agent pursuant to this Section as a result of a change in Laws occurring after such Lender, Tax Transferee, or the Administrative Agent first became a party to this Agreement, then such Lender, Tax Transferee, or the Administrative Agent, as the case may be, will, at the request of the Borrower, change the jurisdiction of its applicable lending office if such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is, in such Lender's, Tax Transferee's or the Administrative Agent's sole, reasonable discretion, determined not to be materially disadvantageous or cause unreasonable hardship to such Lender, Tax Transferee, or the Administrative Agent, as the case may be, provided that fees, charges, costs or expenses that are related to such change shall be borne by the Borrower on behalf of a Lender, a Tax Transferee, or the Administrative Agent, and the mere existence of such expenses, fees or costs shall not be deemed to be materially disadvantageous or cause undue hardship to the Lender, the Tax Transferee, or the Administrative Agent, as the case may be.

     (f) If and to the extent that any Lender or Tax Transferee is able, in its reasonable discretion, to apply or otherwise take advantage of any offsetting tax credit or other similar tax benefit arising out of or in conjunction with any deduction or withholding which gives rise to an obligation on the Borrower to pay any Taxes or Other Taxes pursuant to this Section then such Lender or Tax Transferee shall, to the extent that in its sole opinion it can do so without prejudice to the retention of the amount of such credit or benefit and without any other adverse tax consequences for such Lender or Tax Transferee, reimburse (less any costs and expenses incurred in connection with or in prosecution of such applications) to the Borrower at such time as such tax credit or benefit shall have actually been received by such Lender or Tax Transferee such amount as such Lender or Tax Transferee shall have determined to be attributable to the relevant deduction or withholding and as will leave such Lender or Tax Transferee in no better or worse position than it would have been in if the payment of such Taxes or Other Taxes had not been required.

     (g) Notwithstanding anything to the contrary contained in this Section, if a Lender or Tax Transferee is a conduit entity participating in a conduit financing arrangement (as defined in Section 7701(L) of the Code and Treasury Regulations issued thereunder) with respect to any payments made by the Borrower under this Agreement or under any Loan Document, the

Borrower shall not be obligated to pay additional amounts to such Lender or Tax Transferee pursuant to this Section to the extent that the amount of Taxes exceeds the amount that would have been otherwise payable had such Lender or Tax Transferee not been a conduit entity participating in a conduit financing arrangement.

     3.02. ILLEGALITY. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Offshore Rate Loans, or to determine or charge interest rates based upon the Offshore Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Offshore Rate Loans or to convert Base Rate Loans to Offshore Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Offshore Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Offshore Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

     3.03. INABILITY TO DETERMINE RATES. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Offshore Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Offshore Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

     3.04. INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY.

     (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case occurring after the Effective Date or the date such Lender becomes a party to this Agreement, or such Lender's compliance therewith, there shall be any increase which such Lender reasonably determines to be material in the cost to such Lender of agreeing to make or making, funding or maintaining Offshore Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding, however, for purposes of this clause (A) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

     (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case occurring after the Effective Date or the date such Lender becomes a party to this Agreement, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

     3.05. FUNDING LOSSES. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

     (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

     (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

     (c) any assignment of an Offshore Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.16;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Borrower to the Lenders under this Section, each Lender shall be deemed to have funded each Offshore Rate Loan made by it at the IBOR used in determining the Offshore Rate for such Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan was in fact so funded.

     3.06. MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION.

     (a) A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

     (b) Upon any Lender's making a claim for compensation under Section 3.01, or 3.04, or in the event any Lender whose obligations to make Offshore Rate Loans have been suspended under Section 3.02, the Borrower may replace such Lender in accordance with Section 10.16.

     (c) Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the Effective Date, which will entitle such Lender to compensation pursuant to this Article III (each, a "Trigger Event"). Notwithstanding any other provision of this
Article III, no Lender shall be entitled to any compensation pursuant to this
Article III in respect of any Trigger Event for any period of time in excess of six months prior to such notice unless such Trigger Event is retroactive and notice is given within six months of such retroactive Trigger Event.

     3.07. SURVIVAL. All of the Borrower's obligations under this Article III shall survive the Revolving Termination Date.

     3.08. COMPETITIVE LOANS. Notwithstanding the foregoing provisions of this
Article III, a Lender shall not be entitled to compensation pursuant to this
Article in respect of any Competitive Loan if the Trigger Event that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

                                   ARTICLE IV.
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

     4.01. CONDITIONS OF INITIAL CREDIT EXTENSION. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

     (a) The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Obligor, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:

          (i) executed counterparts of this Agreement and the Guaranty, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

          (ii) a Note executed by the Borrower in favor of each Lender requesting a Note;

          (iii) such certificates of resolutions or other action, incumbency certificates and other certificates of Responsible Officers of each Obligor as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Obligor is a party;

          (iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each of the Borrower, Manor Care of America, ManorCare Health Services, Inc., HCRC Inc., Health Care and Retirement Corporation of America, HCR Rehabilitation Corp., and Heartland Rehabilitation Services, Inc. is duly organized or formed, is validly existing and in good standing in its jurisdiction of organization;

          (v) a favorable opinion of Latham & Watkins LLP, special counsel to the Obligors, addressed to the Administrative Agent and each Lender, as to certain of the matters set forth in Exhibit G and such other matters concerning the Obligors and the Loan Documents as the Required Lenders may reasonably request;

          (vi) a favorable opinion of R. Jeffrey Bixler, the General Counsel of the Borrower, addressed to the Administrative Agent and each Lender, as to those matters set forth in Exhibit G not otherwise covered in the opinion referenced in clause (v) and such other matters concerning the Obligors and the Loan Documents as the Required Lenders may reasonably request;

          (vii) a certificate of a Responsible Officer of each Obligor either
     (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Obligor and the validity against such Obligor of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

          (viii) a certificate of a Responsible Officer of the Borrower certifying (A) that the conditions specified in Section 4.02 have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

          (ix) a compliance certificate, based substantially on the form of Compliance Certificate in Exhibit D, certifying only as to the Leverage Ratio as of the Closing Date, calculated using (A) then current Consolidated Indebtedness for Borrowed Money as if the transactions contemplated hereby had been consummated and the initial Credit Extensions had been made and (B) Consolidated EBITDA for the four fiscal quarters ended March 31, 2005;

          (x) evidence that there exists no action, suit, investigation, litigation or proceeding affecting any Obligor or any of its Subsidiaries pending or threatened before any Governmental Authority that (A) could reasonably be expected to have a Material Adverse Effect or (B) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of any of the transactions contemplated by the Loan Documents;

          (xi) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;

          (xii) evidence that, prior to or concurrently with the Closing Date, all amounts owing in respect of the Existing Credit Agreement have been paid in full and all commitments thereunder have been terminated;

          (xiii) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuers, the Swing Line Lender or the Required Lenders reasonably may require.

     (b) Any fees and expenses required to be paid on or before the Closing Date shall have been paid.

     (c) Unless waived by the Administrative Agent, the Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings and syndication (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

     (d) The Closing Date shall have occurred on or before May 27, 2005.

     4.02. CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender to honor any Request for Credit Extension (other than a Revolving Loan Notice requesting only a conversion of Revolving Loans to another Type, or a continuation of Offshore Rate Loans) is subject to the following conditions precedent:

     (a) The representations and warranties of the Borrower and each other Obligor contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section, the representations and warranties contained in Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of
Section 6.01.

     (b) No Default shall exist, or would result from such proposed Credit Extension.

     (c) The Administrative Agent and, if applicable, an L/C Issuer or the Swing Line Lender, shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Revolving Loan Notice requesting only a conversion of Revolving Loans to another Type or a continuation of Offshore Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Section 4.02 have been satisfied as of the date of such request, and on and as of the date of the applicable Credit Extension.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Administrative Agent and the Lenders that:

     5.01. ORGANIZATION, POWER, AUTHORITY, ETC. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the failure so to qualify would be reasonably likely to have a Material Adverse Effect, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to own its assets and hold under lease its property and to conduct its business substantially as currently conducted by it where the failure to hold such licenses, permits, and other approvals would be reasonably likely to have a Material Adverse Effect. Each other Obligor is a corporation duly incorporated, limited liability company duly formed or partnership duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation (to the extent applicable to partnerships or limited liability companies in any such jurisdiction), is duly qualified to do business and is in good standing as a foreign corporation, limited liability company or partnership in each jurisdiction where the failure so to qualify would be reasonably likely to have a Material Adverse Effect, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to own its assets and hold under lease its property and to conduct its business substantially as currently conducted by it where the failure to hold such licenses, permits, and other approvals would be reasonably likely to have a Material Adverse Effect. The Borrower and each other Obligor has full power and authority to execute, deliver and perform its obligations under each Loan Document to which it is or is to be a party, to obtain Credit Extensions hereunder, and all other actions incidental thereto, as applicable.

     5.02. AUTHORIZATION; NO CONTRAVENTION. The execution and delivery by the Borrower and each other Obligor of each Loan Document executed or to be executed by it, the performance by the Borrower and each other Obligor of its obligations hereunder and thereunder, all Credit Extensions obtained hereunder by the Borrower, the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it, and all other actions incidental to any thereof have been duly authorized by all necessary action, do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any Organization Document or material Contractual Undertaking of the Borrower or such Obligor (including under any of the Notes Documents) or any Law or court decree or order (and, in the case of any such material Contractual Undertaking or any such Law, decree or order, such conflict, violation or default would not be reasonably likely to have a Material Adverse Effect) and will not result in or require the creation or imposition of any Lien on any of the Borrower's or such Obligor's properties having an aggregate value in excess of $500,000 pursuant to the provisions of (i) any Contractual Undertaking (other than under this Agreement) or (ii) any Applicable Law.

     5.03. GOVERNMENTAL APPROVAL; REGULATION. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery or performance by the Borrower or any other Obligor of this Agreement, the Notes or any other Loan Document to which it is or is to be a party or the consummation of any other transactions contemplated hereby or thereby, except for authorizations, approvals, actions, notices or filings which have been duly obtained or made and are in full force and effect. Neither the Borrower nor any other Obligor is (i) an "investment company" within the meaning of the Investment Company Act of 1940 or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

     5.04. VALIDITY, ETC. This Agreement has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms; and each Note and each other Loan Document to which the Borrower or any other Obligor is or is to be a party will, on the due execution and delivery thereof, constitute the legal, valid and binding obligation of the Borrower or such Obligor, as the case may be, enforceable in accordance with its terms; except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

     5.05. AUDITED FINANCIAL STATEMENTS. The Audited Financial Statements, audited by a recognized accounting firm reasonably acceptable to the Administrative Agent, have been prepared in accordance with GAAP consistently applied (except as disclosed therein) throughout the period involved, present fairly the financial position of the Borrower and Subsidiaries as of the date applicable and the results of their operations and cash flows for the period then ended and show all material indebtedness and other liabilities, direct or contingent, of the Borrower and Subsidiaries as of the date thereof including liabilities for taxes, material commitments and Contingent Liabilities.

     5.06. NO MATERIAL ADVERSE EFFECT. Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

     5.07. LITIGATION. There is no pending or, to the best knowledge of the Borrower, threatened litigation, action, suit, proceeding, order, investigation, dispute or claim, at law or in equity or before or by any governmental department, commission, board, bureau, agency or instrumentality affecting the Borrower or any of the other Obligors, or any of their respective properties, assets or revenues which

     (a) purports to affect or pertains to any Loan Document, or any of the transactions contemplated hereby or thereby; or

     (b) individually or in the aggregate would reasonably be expected to result in or constitute a Material Adverse Effect, except as disclosed in Item 5.07 (Litigation) of the Disclosure Schedule;

and none of the Obligors is subject, to the best knowledge of the Borrower, to any arbitration proceedings under collective bargaining agreements or otherwise or any governmental investigations or inquiries which individually or in the aggregate have resulted or would reasonably be expected to result in or constitute a Material Adverse Effect.

     5.08. REGULATIONS U AND X. The Borrower is not engaged, nor will it be engaged, principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock, and less than 25% of the assets of the Borrower, individually and on a consolidated basis with Subsidiaries, consists of margin stock. The proceeds of any Loans made hereunder will not be used for a purpose which violates, or would be inconsistent with, FRB Regulations U or X. Terms for which meanings are provided in FRB Regulations U or X have such meanings when such terms are used in this Section.

     5.09. PENSION AND WELFARE PLANS. Except as disclosed in Item 5.09 (Pension and Welfare Plans) of the Disclosure Schedule:

     (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Laws. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

     (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

     (c) (i) No ERISA Event has occurred or is reasonably expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

     5.10. SUBSIDIARIES, ETC. The Borrower has (a) no Subsidiaries, except those listed on Item 5.10(a) (Subsidiaries) of the Disclosure Schedule and those Subsidiaries which have been acquired or created after the Effective Date without violation of the terms hereof, and (b) as of the Effective Date, no equity investments in any other Person except (i) those listed on Item 5.10(b) (Other Investments) of the Disclosure Schedule, and (ii) other equity investments in other Persons, the aggregate value of which investments on the Effective Date is not in excess of $100,000.

     5.11. TAXES. The Borrower and each other Obligor has filed all Federal and all other material tax returns and reports required by Law to have been filed by it; all such tax returns are complete and accurate in all material respects; and the Borrower and each other Obligor has paid or properly accrued for or withheld (as applicable) all taxes, assessments, fees and other governmental charges thereby shown to be owing or required to be withheld, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. There is no known proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

     5.12. ABSENCE OF DEFAULT. Neither the Borrower nor any other Obligor is in default under or with respect to any Applicable Law or any Contractual Undertaking where such default would be reasonably likely, either individually or in the aggregate, to have a Material Adverse Effect.

     5.13. OWNERSHIP OF PROPERTY. Each Obligor has good record and marketable title to, or a valid leasehold interest in, all of its properties and assets, real and personal, of any nature whatsoever, free and clear of all Liens, except as permitted pursuant to Section 7.03, and except for defects to title which have not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     5.14. ENVIRONMENTAL MATTERS. The Borrower conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims alleging potential liability or responsibility for violation of any Environmental Law on its business, operations and properties, and as a result thereof the Borrower has reasonably concluded that such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     5.15. ACCURACY OF INFORMATION. The Borrower has disclosed to the Administrative Agent and the Lenders (either directly or in public filings and releases) all agreements, instruments and corporate or other restrictions to which it or any Subsidiary is subject, and all other matters known to it, that the breach of, or other non-compliance with, which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Obligor to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) when taken as a whole with the other information furnished to or made available to the Administrative Agent and the Lenders contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

     5.16. HEALTH CARE REGULATORY MATTERS.

     (a) Except as disclosed in Item 5.16 (Regulatory Matters) of the Disclosure Schedule and except to the extent that the failure to obtain or maintain any of the items in clauses

(i) through (iv) below would not be material to the conduct of the Borrower's business, each Facility or the appropriate Subsidiary, as the case may be, has:

          (i) where required by Applicable Law, obtained all required CONs for the construction or expansion of or investment in such Facility;

          (ii) obtained and maintains all Health Facility Licenses necessary to operate such Facility as a long-term care facility, whether skilled nursing, intermediate nursing, assisted living, Alzheimer units or other services;

          (iii) obtained and maintains Medicaid Certification and Medicare Certification with respect to such Facility to the extent such Facility participates in the Medicaid or Medicare program, as the case may be;

          (iv) entered into and maintains its Medicaid Provider Agreement and its Medicare Provider Agreement with respect to such Facility; and

          (v) not received, to the knowledge of the Borrower, any Hill-Burton Act funds nor has any obligations with respect to Hill-Burton Act charity care.

     (b) Except as disclosed in Item 5.16 of the Disclosure Schedule, all necessary steps have been or are being taken to secure the renewal of any Health Facility License, Medicaid Provider Agreement or Medicare Provider Agreement issued with respect to any Facility that is to expire within 60 days after the Effective Date and that is material to the conduct of the Borrower's business, and there is no reasonable basis known to the Borrower or its Subsidiaries that any such renewal will not be obtained.

     (c) Except as disclosed in Item 5.16 (Regulatory Matters) of the Disclosure Schedule, together with those items described in Sections 5.16(a) and (b), there are no proceedings pending, or, to the best of the Borrower's knowledge, threatened by any Governmental Authority against the Borrower, any Subsidiary or any Affiliate, and/or seeking to modify, revoke or suspend any Health Facility License, Medicaid Provider Agreement, Medicare Provider Agreement, Medicare Certification or Medicaid Certification with respect to any Facility, which would be reasonably likely to have a Material Adverse Effect. Since the date of the most recent Medicare Certification and Medicaid Certification with respect to each Facility, none of the Borrower or any Subsidiary has taken any action that would materially adversely affect such certification or the Medicare Provider Agreement or Medicaid Provider Agreement with respect to such Facility that would be material to the conduct of the Borrower's business.

     5.17. COMPLIANCE WITH LAWS. Each of the Borrower and each Subsidiary is in compliance with the requirements of all Applicable Laws, except in such instances in which (a) such requirement of Applicable Law is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                                  ARTICLE VI.
                              AFFIRMATIVE COVENANTS

     The Borrower agrees with the Administrative Agent and each Lender that, until the Revolving Termination Date has occurred, the Borrower will, and will cause each Subsidiary to, perform the obligations applicable to such party set forth in this Article VI.

     6.01. FINANCIAL STATEMENTS. The Borrower will furnish, or will cause to be furnished, to each Lender and to the Administrative Agent copies of the following financial statements, reports and information:

     (a) promptly when available and in any event within 10 days after the date such information is required to be delivered to the SEC

          (i) a consolidated balance sheet at the close of each Fiscal Year, and related consolidated statements of income or operations, partners' or stockholders' equity and cash flow for such Fiscal Year, of the Borrower and its Subsidiaries, in each case (with comparable information at the close of and for the prior Fiscal Year), prepared in accordance with GAAP consistently applied and audited without Impermissible Qualification by a firm of independent, nationally recognized certified public accountants,

          (ii) a letter report of such firm of independent certified public accountants at the close of such Fiscal Year to the effect that nothing has come to their attention that has caused them to believe that the Borrower is not in compliance with any of the terms, covenants, provisions or conditions of Sections 7.04, 7.05 or 7.09 insofar as such terms, covenants, provisions or conditions relate to accounting matters, and

          (iii) a Compliance Certificate, including computation of the financial covenants contained in Section 7.04, calculated as of the close of such Fiscal Year;

     (b) promptly when available and in any event within 5 days after the date such information is required to be delivered to the SEC, beginning with the Fiscal Quarter ending June 30, 2005,

          (i) a consolidated balance sheet at the close of each Fiscal Quarter, and consolidated statements of income or operations, and partners' or stockholders' equity for such Fiscal Quarter, and consolidated statements of earnings, partners' or stockholders' equity and cash flow for the period commencing at the close of the previous Fiscal Year and ending with the close of such Fiscal Quarter, of the Borrower and Subsidiaries, in each case (with comparable information at the close of and for the corresponding Fiscal Quarter of the prior Fiscal Year and for the corresponding portion of such prior Fiscal Year) prepared in accordance with GAAP consistently applied, certified by the principal accounting or financial officer who is a Responsible Officer of the Borrower, and

          (ii) a Compliance Certificate, including computation of the financial covenants contained in Section 7.04, calculated as of the close of such Fiscal Quarter;

     (c) promptly upon any filing thereof by the Borrower or any Subsidiary with the SEC or with any securities exchange on which any of their respective securities are then listed, any annual, periodic or special report or registration statement that is then generally available to the public and not otherwise required to be delivered to the Administrative Agent pursuant hereto and promptly after the same are available, copies of each annual report, proxy or financial statement or other report or material communication sent to the stockholders of the Borrower; and

     (d) such other information with respect to the financial condition, business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Each of the financial statements referred to in Sections 6.01(a) and 6.01(b) will fairly present the financial position of the Borrower and its Subsidiaries as of the dates and for the periods stated therein, subject, in the case of unaudited financial statements, only to changes resulting from normal year-end audit adjustments (none of which would, alone or in the aggregate, have a Material Adverse Effect) and the absence of footnotes.

Documents required to be delivered pursuant to Sections 6.01(a), 6.01(b) or, to the extent any such documents are included in materials otherwise filed with the SEC, 6.01(c) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower's behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, however, that: (x) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (y) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates to the Administrative Agent and each of the Lenders. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

     6.02. MAINTENANCE OF EXISTENCE, ETC. Except as expressly otherwise permitted by Section 8.06 or 8.07 the Borrower will:

     (a) cause to be done at all times all things necessary to maintain and preserve the existences, rights (statutory and other) and franchises (including licenses, authorizations and permits necessary to the operation of its businesses) of the Borrower and Subsidiaries, in the case


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
of the Borrower, as a corporation and in the case of each Subsidiary, as a partnership or corporation or other business entity, as the case may be, unless the failure so to do in any case could not reasonably be expected to have a Material Adverse Effect;

     (b) as of the Effective Date and thereafter, continue to own and hold, directly or indirectly, free and clear of all Liens (except for the Liens permitted by Section 7.03(c)), all of the outstanding shares of Equity Interests (excluding directors' qualifying shares, if any) of each wholly owned Subsidiary, except for any Disposition permitted by Section 7.07 or Section 7.10; and

     (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

     6.03. FOREIGN QUALIFICATION. The Borrower will, and will cause each Subsidiary to, cause to be done at all times all things necessary to be duly qualified to do business and be in good standing as a foreign corporation or partnership (to the extent applicable to partnerships in any such jurisdiction) in each jurisdiction where the failure so to qualify would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

     6.04. PAYMENT OF TAXES. The Borrower will, and will cause each Subsidiary to, pay and discharge, as the same may become due and payable, all material Federal, state, local and foreign taxes, assessments, fees and other governmental charges or levies against it or on any of its property or assets or the income or profits therefrom; provided, however, that the foregoing shall not require the Borrower or any Subsidiary to pay or discharge any such tax, assessment, fee, charge or levy so long as it shall be diligently contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto.

     6.05. INSURANCE. The Borrower will, and will cause each Subsidiary to, maintain, with reputable, financially sound insurance companies, insurance with respect to its properties and business against such loss, damage or casualties and contingencies and of such types and in such amounts as is customary in accordance with prudent business practice in the case of similar businesses in similar locations and will from time to time, upon the reasonable request of the Administrative Agent, furnish a certificate of a Responsible Officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section.

     6.06. NOTICE OF DEFAULT, LITIGATION, ETC. The Borrower will give prompt notice (but in no event later than ten days after any Responsible Officer of the Borrower has or should reasonably have obtained knowledge thereof) (with a description in reasonable detail of the nature and period of existence thereof and of the actions which the Borrower has taken and proposes to take with respect thereto) to the Administrative Agent and each Lender of:

     (a) the occurrence of any Default;

     (b) any litigation, arbitration or governmental investigation, suspension or proceeding not previously disclosed by the Borrower to the Lenders which has been instituted or, to the knowledge of the Borrower, is threatened against, the Borrower or any of its Subsidiaries or to which any of its properties, assets or revenues is subject which

          (i)  would be reasonably likely to have a Material Adverse Effect, or

          (ii) relates to any Loan Document;

     (c) the occurrence of any other circumstance of which any of the officers of the Borrower has knowledge and which has a reasonable likelihood of resulting in a Material Adverse Effect;

     (d) any material adverse development which shall occur in any material litigation, arbitration or governmental investigation or proceeding previously disclosed by the Borrower to the Lenders; and

     (e) of the occurrence of any of the following events affecting the Borrower or any ERISA Affiliate:

          (i)  an ERISA Event;

          (ii) a material increase in the Unfunded Pension Liability of any Pension Plan;

          (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Borrower or any ERISA Affiliate; or

          (iv) the adoption of any amendment to a Plan subject to section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability.

     6.07. PERFORMANCE OF OBLIGATIONS. The Borrower will, and will cause each Subsidiary to, (a) perform promptly all of its obligations under each Loan Document executed by it and (b) comply with the provisions of all contracts or agreements to which it is a party or by which it is bound, whether oral or written, express or implied, and pay all obligations which it has incurred or may incur pursuant to any such contract or agreement as such obligations become due, where the failure so to comply or make such payment would, individually or in the aggregate with all such other failures, have a Material Adverse Effect.

     6.08. BOOKS AND RECORDS; INSPECTION RIGHTS. The Borrower will, and will cause each Subsidiary to, (a) keep proper books, accounts and records reflecting all of its business and financial affairs and transactions so that its consolidated financial statements are in accordance with GAAP and maintain such books, accounts and records in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be, and (b) permit representatives and independent contractors of the Administrative Agent and the Lenders, on reasonable notice and at reasonable times during ordinary business hours and as often as may be reasonably desired, to visit all of its offices and properties, discuss its financial matters with officers of any Subsidiary and its independent public accountants, and examine and make copies or abstracts from any of its books or other corporate records. The Borrower shall pay any reasonable fees of such independent public accountants incurred in connection with the exercise by the Administrative Agent and the Lenders of their rights pursuant to this Section.

     6.09. COMPLIANCE WITH LAWS. The Borrower will, and will cause each Subsidiary to, comply with the requirements of all Applicable Laws (including Environmental Laws, including with respect to the handling and disposal of Hazardous Materials), the noncompliance with which would reasonably be expected to have a Material Adverse Effect.

     6.10. MAINTENANCE OF PROPERTY. The Borrower will, and will cause each Subsidiary to, at their joint and several expense, maintain and keep its properties and equipment which are material to its business in good repair, working order and condition (except for ordinary wear and tear).

     6.11. ADDITIONAL GUARANTORS.

     (a) As soon as practicable (and in any event within 30 days) following the Acquisition or creation of any Subsidiary by the Borrower or any Subsidiary after the Effective Date which is not already a Guarantor and which is not a Non-Obligor, the Borrower shall notify the Administrative Agent and thereafter cause such Subsidiary to become a Guarantor by executing an Assumption Agreement in the form of Exhibit 1 to the Guaranty to the extent permissible under Applicable Law.

     (b) If any Non-Obligor or Non-Obligors, as applicable, of the type referred to in (i) clause (a)(i) of the definition of "Non-Obligor" ceases to be dormant and/or becomes a wholly owned Subsidiary, as applicable, at any time, (ii) clause (b)(i)(w) of the definition of "Non-Obligor" has a total asset value of greater than $1,000,000 at any Fiscal Quarter end, (iii) clause (b)(ii)(y) of the definition of "Non-Obligor" has a total asset value greater than $15,000,000 at any Fiscal Quarter end, or (iv) clause (b)(i)(x) or clause (b)(ii)(z) of the definition of "Non-Obligor" has a combined total asset value greater than $50,000,000 in the aggregate at any Fiscal Quarter end, then, in any case, the Borrower shall notify the Administrative Agent thereof within 30 days thereof and thereafter cause such Subsidiary or Subsidiaries, as the case may be, to become a Guarantor by executing an Assumption Agreement in the form of Exhibit 1 to the Guaranty to the extent permissible under Applicable Law, it being understood in the case of clause (iv) that only such Subsidiary or Subsidiaries as selected by the Borrower as may be necessary to cause combined total asset value to not exceed $50,000,000 shall be required to become Guarantors.

In addition, in each of the foregoing cases, the Borrower shall cause such Subsidiary to provide the Administrative Agent with such additional instruments or documents, including opinions of counsel (which shall cover, among other things, the legality, validity, binding effect and enforceability of the Assumption Agreement), certified resolutions, incumbency certificates, third party consents and other evidences of authority, with respect to such Subsidiary's ratification of, and assumption of all obligations under, the Guaranty, as the Administrative Agent shall reasonably request and all in form, content and scope reasonably satisfactory to the Administrative Agent.

     6.12. USE OF PROCEEDS. The Borrower shall use the proceeds of the Credit Extensions (a) to refinance amounts owing in respect of, and to replace, the Existing Credit Agreement and (b) for general corporate purposes (including working capital, capital expenditures and Acquisitions not prohibited hereunder) of the Borrower and Subsidiaries, not in contravention of any Law.

                                  ARTICLE VII.
                               NEGATIVE COVENANTS

     The Borrower agrees with the Administrative Agent and each Lender that, until the Revolving Termination Date has occurred, the Borrower will, and will cause each Subsidiary to, perform the Obligations set forth in this Article VII.

     7.01. BUSINESS ACTIVITIES. The Borrower will not, nor will it permit any Subsidiary to, engage in any business activity other than the businesses carried on by such Persons on the Effective Date and such other businesses as may be incidental or related thereto and other businesses relating to health care services.

     7.02. INDEBTEDNESS. The Borrower will not permit any Subsidiary to create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness other than (without duplication):

     (a) Indebtedness in respect of the Loans, the Letters of Credit and other Obligations;

     (b) Indebtedness in respect of taxes, assessments or governmental charges to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Section 6.04 or which is being contested in good faith, by diligent proceedings, for which adequate reserves in accordance with GAAP shall have been set aside and with respect to which no Lien has attached;

     (c) Indebtedness in respect of judgments or awards not constituting an Event of Default under Section 8.01(h);

     (d) Indebtedness for Borrowed Money secured by Liens permitted by Section 7.03(b), provided, however, that the aggregate outstanding principal amount of Indebtedness incurred pursuant to this clause (d) shall at no time exceed $75,000,000;

     (e) refinancings, renewals, replacements or extensions of Indebtedness permitted by clause (d), (f), (g) or (k), in an amount not greater than the amount required to repay the Indebtedness so refinanced, including reasonable fees and premiums actually paid in connection therewith, and otherwise conforming to the terms of such clauses;

     (f) Indebtedness secured by Liens permitted by Section 7.03(l);

     (g) Indebtedness of Subsidiaries acquired after the Effective Date existing at the time of such Acquisition or attaching to assets purchased as part of the purchase of all or substantially all the assets of a Person or any distinct business segment of a Person and not created in anticipation of such acquisition, so long as after giving effect to such Indebtedness no Default shall exist hereunder;

     (h) Contingent Liabilities in respect of any obligation of the Borrower or any Subsidiary not prohibited by this Agreement;

     (i) Indebtedness in respect of interest rate risk management agreements;

     (j) Indebtedness owing to the Borrower or any other Subsidiary; provided, however, that the principal amount of Indebtedness owing to the Borrower or any Subsidiary for the LTACH Subsidiaries shall not exceed $20,000,000 in the aggregate at any time;;

     (k) existing Indebtedness listed on Item 7.02(k) (Existing Indebtedness) of the Disclosure Schedule;

     (l) Capitalized Lease Liabilities of the Guarantors that together with all Indebtedness outstanding under clause (n) and all Capitalized Lease Liabilities outstanding (other than Capitalized Lease Liabilities under clauses (h) and (l)) do not exceed $75,000,000 in the aggregate outstanding at any one time, so long as after giving effect to the incurrence of such Capitalized Lease Liabilities no Default shall exist hereunder;

     (m) Indebtedness represented by notes or letters of credit issued in connection with insurance policies and in a form substantially similar to the notes or letters of credit set forth in Item 7.02(m) (Insurance Indebtedness) of the Disclosure Schedule and issued in connection with existing insurance policies of any Subsidiary; and

     (n) other Indebtedness that together with all Capitalized Lease Liabilities outstanding under clause (l) (other than Capitalized Lease Liabilities under clauses (h) and (l)) does not exceed $75,000,000 in the aggregate outstanding at any one time, so long as after giving effect to the incurrence of such Indebtedness no Default shall exist hereunder.

     7.03. LIENS. The Borrower will not, nor will it permit any Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except (without duplication):

     (a) Liens encumbering the assets of the Borrower or any of its Subsidiaries which were granted and in effect prior to the Effective Date to secure Indebtedness of the Borrower and Indebtedness permitted pursuant to Section 7.02(k) as listed in Item 7.03(a) (Existing Liens) of the Disclosure Schedule;

     (b) Liens (excluding, however, precautionary filings and Liens in respect of Capitalized Lease Liabilities) in respect of property acquired or constructed or improved by any Subsidiary for the account of such Subsidiary or in connection with CON's held by any Subsidiary, to secure Indebtedness for Borrowed Money assumed or incurred to finance all or any part of the purchase price or cost of construction or improvement of such property, but any such Lien shall cover only the property so acquired or constructed and any improvements thereto (and any real property on which such property is located, if such property is a building, improvement or fixture);

     (c) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

     (d) Liens of carriers, warehousemen, mechanics, materialmen, repairmen, landlords or other Liens of a like nature incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

     (e) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other social security legislation (other than any Lien imposed by ERISA), or to secure performance of bids, tenders, trade contracts (other than for Indebtedness), statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds or performance bonds;

     (f) judgment Liens not constituting an Event of Default under Section 8.01(h);

     (g) easements, restrictions and other minor defects of title affecting real property which are not, in the aggregate, material and which do not, individually or in the aggregate, have a Material Adverse Effect;

     (h) extensions, renewals or replacements of any Liens permitted under clauses (a) and (b), but only if the principal amount of the Indebtedness secured by such Lien immediately prior to such extension, renewal or replacement is not increased, and the Lien is not extended to other property;

     (i) Liens securing Indebtedness of the type permitted by Section 7.02(l) and Indebtedness of the Borrower constituting Capitalized Lease Liabilities;

     (j) Liens in respect of Capitalized Lease Liabilities of Subsidiaries acquired after the Effective Date existing at the time of the Acquisition and not created in anticipation of such Acquisition;

     (k) leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any Subsidiary, and any interest or title of a lessor under any lease permitted by this Agreement;

     (l) purchase money Liens securing payables arising from the purchase by any Subsidiary of any equipment or goods in the ordinary course of business, provided that such payables do not constitute Indebtedness for Borrowed Money;

     (m) rights of set off incidental to Indebtedness permitted hereunder,

     (n) Liens securing Indebtedness permitted under Section 7.02(g) attaching only to the property so acquired and not created in anticipation of such acquisition; and

     (o) other Liens securing Indebtedness or other obligations otherwise not prohibited under this Agreement in an aggregate amount not to exceed $25,000,000.

     7.04. FINANCIAL CONDITION. The Borrower will not permit any of the events set forth below to occur.

     (a) Fixed Charge Coverage Ratio. The Borrower will not, as of the last day of any Fiscal Quarter, permit the Fixed Charge Coverage Ratio to be less than 2.50:1.00.

     (b) Leverage Ratio. The Borrower will not, as of the last day of any Fiscal Quarter, permit the Leverage Ratio to be greater than 3.00:1.00.

     7.05. RESTRICTED PAYMENTS. The Borrower shall not declare or make, directly or indirectly, any Restricted Payment, except that the Borrower may:

     (a) declare and make dividend payments or other distributions payable solely in its common stock or make cash payments for the redemption of fractional shares;

     (b) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock;

     (c) subdivide its outstanding shares of common stock into a larger number of shares of common stock, including, without limitation, by means of a stock split;

     (d) purchase, redeem or otherwise acquire shares of its common stock in connection with the administration of the Borrower's employee benefits and stock option program; and

     (e) declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares for cash;

provided, however, that with respect to clause (e) above, the cumulative amount of such Restricted Payments shall not exceed $300,000,000 in the aggregate in each Fiscal Year (in each Fiscal Year, a "Restricted Payment Cap") (it being understood that the Restricted Payment Cap for any Fiscal Year shall be increased by an amount equal to the excess, if any, of the Restricted Payment Cap for the previous Fiscal Year (as adjusted in accordance with this clause) over the actual amount of Restricted Payments pursuant to clause (e) above for such previous Fiscal Year); and provided further that, in no event may any such Restricted Payment be made if, immediately after giving effect thereto and to any borrowings in connection therewith, (i) any Default or Event of Default would exist or (ii) the Borrower would not to be in pro forma compliance with
Section 7.04. The provisions of this Section shall not be breached by the payment of any dividend within 60 days after the declaration thereof if, at such date of declaration, the making of such payment would not have been in violation of this Section.

     7.06. CONSOLIDATION, MERGER, ETC. The Borrower will not, and will not permit any other Obligor to, liquidate or dissolve, consolidate with, or merge into or with, any other Person,


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except (i) that any other Obligor may liquidate or dissolve into, or merge with and into, the Borrower (so long as the Borrower is the surviving Person) or another Obligor and (ii) in connection with any merger permitted by Section 7.07 or 7.10.

     7.07. ASSET DISPOSITIONS, ETC. The Borrower will not, nor will it permit any Subsidiary to, Dispose of, or grant options, warrants or other rights with respect to, any of its assets (including accounts receivable and Equity Interests of Subsidiaries but excluding, however, Borrower's Equity Interests) to any Person, except for:

     (a) Dispositions of Cash Equivalent Investments;

     (b) sales of nutritional products, pharmaceuticals, and other health care-related products in the ordinary course of business;

     (c) Dispositions to the Borrower or any Subsidiary; provided, however, that if the acquiring Subsidiary is, immediately prior to the Disposition, a Non-Obligor and, as a result of such Disposition, such acquiring Subsidiary would be required pursuant to the terms hereof to become a Guarantor, then, prior to or simultaneously with such Disposition, the Borrower shall cause such Subsidiary to become a Guarantor by executing an Assumption Agreement in the form of Exhibit 1 to the Guaranty to the extent permissible under Applicable Law;

     (d) sales by the Borrower or its Subsidiaries of recently constructed development facilities in accordance with historical practices; and

     (e) other Dispositions not in excess of (i) in any Fiscal Year, 15% of the Consolidated total assets of the Borrower and its Subsidiaries as of the Effective Date or (ii) over the term of this Agreement, 50% of the Consolidated total assets of the Borrower and its Subsidiaries as of the Effective Date, so long as, in each case after giving effect to any such Disposition, no Default shall have occurred and be continuing.

In connection with any proposed Disposition permitted under this Section of a Subsidiary that is an Obligor to a Person that is not another Subsidiary, the Administrative Agent shall, upon request of the Borrower and so long as no Default shall have occurred and be continuing, provide a release of the Guaranty with respect to such Subsidiary, such release to be effective upon such permitted Disposition of such Subsidiary.

     7.08. MODIFICATION OF CERTAIN INSTRUMENTS, ORGANIZATION DOCUMENTS, ETC. The Borrower will not, and will not permit any Subsidiary to, consent to any amendment, supplement or other modification of any of the terms or provisions contained in the Borrower's or any such Subsidiaries' Organization Documents which would have a Material Adverse Effect.

     7.09. TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any Subsidiary to, enter into, or cause, suffer or permit to exist, any arrangement or contract with any of its other Affiliates, whether or not in the ordinary course of business, unless such arrangement is fair and equitable to the Borrower or such Subsidiary and is not of a sort which would not be entered into by a prudent Person in the position of the Borrower or such Subsidiary with, or which is on terms which are less favorable than are obtainable from, any Person which is not one of its Affiliates; provided, however, that nothing in this Section shall restrict (i) compensation,


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advances or loans payable to directors or officers of the Obligors in the ordinary course of business consistent with prior practices and otherwise in compliance with the United States Sarbanes-Oxley Act of 2002 or (ii) transactions approved by a majority of the disinterested members of the Board of Directors of Borrower or of the applicable Subsidiary.

     7.10. ACQUISITIONS. The Borrower will not, nor will it permit any Subsidiary to, make any Acquisition unless

     (a) immediately before and after giving effect to the consummation of each Acquisition, no Default has occurred and is continuing or will exist;

     (b) for each such Acquisition involving the purchase of a majority of the Equity Interests of another party, the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the other party or parties has been obtained; and

     (c) immediately before and after giving effect to the consummation of such Acquisition and any borrowings in connection therewith, the Borrower is in pro forma compliance with Section 7.04;

provided, however, that notwithstanding the foregoing, any Subsidiary of the Borrower may be merged or consolidated with or into (i) the Borrower if the Borrower shall be the continuing or surviving corporation or (ii) any other Subsidiary of the Borrower (so long as such other Subsidiary, if it is an Obligor, shall be the continuing or surviving corporation).

                                 ARTICLE VIII.
                         EVENTS OF DEFAULT AND REMEDIES

     8.01. EVENTS OF DEFAULT. The term "Event of Default" shall mean any of the events set forth in this Section.

     (a) Non-Payment. The Borrower or any other Obligor shall default in the payment or prepayment when due (whether at stated maturity or by acceleration, mandatory prepayment or otherwise) of any principal of, or any interest in respect of, any Loan or any other amount due under any Loan Document, and, in the case of interest or any other amount due, continuance of such default for 3 Business Days or more; or

     (b) Non-Performance of Specific Covenants. The Borrower shall default in the due performance or observance of any of its obligations under Sections 6.01(a) or (b), 6.06, 6.08(b), 6.12, 7.02 through 7.10 and (if such default can be remedied within the grace period provided in this clause (b) by the Borrower) such default shall continue unremedied for a period of 5 days after the earlier of (x) notice thereof having been given to the Borrower by the Administrative Agent or any Lender or (y) the date on which a Responsible Officer of the Borrower had actual knowledge of such default; or

     (c) Non-Performance of Other Covenants. Any Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and (if such default does not otherwise constitute an Event of Default


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
under this Article VIII and can be remedied within the grace period provided in this clause (c) by such Obligor) such default shall continue unremedied for a period of 30 days after the earlier of (x) notice thereof having been given to the Borrower by the Administrative Agent or any Lender or (y) the date on which a Responsible Officer of the applicable Obligor had actual knowledge of such default.

     (d) Bankruptcy, Insolvency, etc. The Borrower or a Material Group of Subsidiaries shall:

          (i) become insolvent or generally fail to pay, or admit in writing its inability to pay, debts as they become due;

          (ii) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any Material Group of Subsidiaries or any property of any thereof, or make a general assignment for the benefit of creditors;

          (iii) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator, conservator, liquidator, rehabilitator or other custodian for the Borrower or any Material Group of Subsidiaries or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator, conservator, liquidator, rehabilitator or other custodian shall not be discharged or stayed within 60 days;

          (iv) permit or suffer to exist the commencement of any case or proceeding under any Debtor Relief Law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any Material Group of Subsidiaries and, if such case or proceeding is not commenced by the Borrower or any Material Group of Subsidiaries, such case or proceeding shall be consented to or acquiesced in by the Borrower or any Material Group of Subsidiaries or shall result in the entry of an order for relief or shall remain for 60 days undismissed or unstayed; or

          (v) take any corporate action authorizing, or in furtherance of, any of the foregoing.

     (e) Representations and Warranties. Any representation, warranty or certification made by or on behalf of the Borrower hereunder or of the Borrower or any other Obligor in any other Loan Document or any other writing furnished by or on behalf of the Borrower or any other Obligor to the Administrative Agent or any Lender for the purposes of or in connection with this Agreement or any such Loan Document is or shall be incorrect or misleading when made or deemed made in any material respect.

     (f) Cross-Default. The Borrower or any Obligor (i) fails to make any payment in respect of any Indebtedness for Borrowed Money having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $25,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the


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relevant document on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity.

     (g) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $25,000,000;
(ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $25,000,000; or (iii) the Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $25,000,000.

     (h) Judgments. Any undischarged, unstayed, unbonded final judgments or orders for the payment of money in an aggregate amount in excess of 1% of Consolidated total assets (in each case, after giving effect to insurance, if any, available with respect thereto) shall be rendered against the Borrower or any Obligor which shall remain in effect for more than 60 days.

     (i) Change of Control. Any Change of Control shall occur.

     (j) Loss of Licenses. Any Governmental Authority revokes or fails to renew any material license, permit or franchise of the Borrower or any Subsidiary, or the Borrower or any Subsidiary for any reason loses any material license, permit or franchise, or the Borrower or any Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise, in each case which would be reasonably likely to have a Material Adverse Effect.

     (k) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Obligor or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Obligor denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document.

     8.02. REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

     (a) declare the commitment of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;


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
     (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

     (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

     (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

     8.03. APPLICATION OF FUNDS. After the exercise of remedies provided for in
Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

     First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

     Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

     Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

     Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

     Fifth, to the Administrative Agent for the account of the applicable L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and


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     Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

     Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

                                   ARTICLE IX.
                              ADMINISTRATIVE AGENT

     9.01. APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.

     (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     (b) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in this Article IX and in the definition of "Agent-Related Person" included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

     9.02. DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.


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     9.03. LIABILITY OF ADMINISTRATIVE AGENT. No Agent-Related Person shall (a)
be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Obligor or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Obligor or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Obligor or any Affiliate thereof.

     9.04. RELIANCE BY ADMINISTRATIVE AGENT.

     (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Obligor), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

     (b) For purposes of determining compliance with the conditions specified in
Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

     9.05. NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that


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such notice is a "notice of default." The Administrative Agent will notify the
Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

     9.06. CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE AGENT. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Obligor or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Obligors and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Obligors hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Obligors. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Obligors or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

     9.07. INDEMNIFICATION OF ADMINISTRATIVE AGENT. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Obligor and without limiting the obligation of any Obligor to do
so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing,


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each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the occurrence of the Revolving Termination Date and the resignation of the Administrative Agent. The Administrative Agent shall not be required to take any action under any Loan Document, or to prosecute or defend any suit in respect of any Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Administrative Agent shall be or become, in the Administrative Agent's determination, inadequate, the Administrative Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

     9.08. ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. JPMorgan Chase Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Obligors and their respective Affiliates as though JPMorgan Chase Bank were not the Administrative Agent or an L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, JPMorgan Chase Bank or its Affiliates may receive information regarding any Obligor or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Obligor or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, JPMorgan Chase Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or an L/C Issuer, and the terms "Lender" and "Lenders" include JPMorgan Chase Bank in its individual capacity.

     9.09. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may, and at the request of Required Lenders shall, resign as Administrative Agent upon 30 days' notice to the Lenders; provided that any such resignation by JPMorgan Chase Bank shall also constitute its resignation as an L/C Issuer and Swing Line Lender. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, L/C Issuer and Swing Line Lender and the respective terms "Administrative Agent," "L/C Issuer" and "Swing Line Lender" shall mean such successor administrative agent, Letter of Credit issuer and swing line lender, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated and the retiring L/C Issuer's and Swing Line Lender's rights, powers and duties as


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such shall be terminated, without any other or further act or deed on the part of such retiring L/C Issuer or Swing Line Lender or any other Lender, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

     9.10. ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Obligor, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and

     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

     Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.


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     9.11. GUARANTY MATTERS. The Lenders irrevocably authorize the
Administrative Agent, at its option and in its discretion, to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction not prohibited hereunder or becomes or is designated a "Non-Obligor". Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section.

     9.12. OTHER AGENTS; ARRANGERS AND MANAGERS. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent," "book manager," "lead manager," "arranger," "lead arranger", "co-arranger" or "senior managing agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE X.
                                  MISCELLANEOUS

     10.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Obligor therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Obligor, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

     (a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

     (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

     (c) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest or fees due to the Lenders (or any of them) or any scheduled reduction of the Aggregate Commitments hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

     (d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section) any fees payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate or (ii) to amend any financial covenant hereunder (or


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any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

     (e) change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

     (f) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

     (g) except as provided in Sections 7.07 and 9.11 or in accordance with the terms of the Guaranty, terminate the Guaranty or release a Material Group of Subsidiaries from the Guaranty without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.


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     10.02. NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.

     (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to clause (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

          (i) if to the Borrower, the Administrative Agent, an L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

          (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, each L/C Issuer and the Swing Line Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and
(ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of clause (c)), when delivered; provided, however, that notices and other communications to the Administrative Agent, an L/C Issuer and the Swing Line Lender pursuant to
Article II shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

     (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Obligors, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

     (c) Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 6.01, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

     (d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic


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Revolving Loan Notices, Competitive Bid Requests and Swing Line Loan Notices)
purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

     10.03. NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     10.04. ATTORNEY COSTS, EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. All amounts due under this Section shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the occurrence of the Revolving Termination Date.

     10.05. INDEMNIFICATION BY THE BORROWER. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of


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Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower or any Subsidiary, or any Environmental Liability related in any way to the Borrower or any Subsidiary, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding), regardless of whether such claim, investigation, litigation or proceeding is brought by the Borrower, any Subsidiary, an Indemnitee or a third party, and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this Section shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

     10.06. PAYMENTS SET ASIDE. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

     10.07. SUCCESSORS AND ASSIGNS.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder


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without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of clause (b), (ii) by way of participation in accordance with the provisions of clause (d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this clause (b), participations in L/C Obligations) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder), subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans; (iii) any assignment of a Commitment must be approved by the Administrative Agent, the L/C Issuers and the Swing Line Lender unless the Person that is the proposed assignee is itself a Lender with a Commitment immediately prior to giving effect to such assignment (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d).


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     (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations, Competitive Loans and/or Swing Line Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
Section 10.01 that directly affects such Participant. Subject to clause (e), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b). To the extent permitted by law, each Participant also shall be entitled to the benefits of
Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

     (e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 10.15 as though it were a Lender.

     (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.


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     (g) As used herein, the following terms have the following meanings:

               "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; and (c) any other Person (other than a natural person) approved by (i) the Administrative Agent, the L/C Issuers and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

     (h) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an "SPC") the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the Revolving Termination Date) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any proceeding under any Debtor Relief Laws. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC.

     (i) Notwithstanding anything to the contrary contained herein, if at any time JPMorgan Chase Bank assigns all of its Commitment and Loans pursuant to clause (b), JPMorgan Chase Bank may, (i) upon 30 days' notice to the Borrower and the Lenders, resign as an L/C Issuer and/or (ii) upon 30 days' notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as an L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of JPMorgan Chase Bank as an L/C Issuer or Swing Line Lender, as the case may be. If JPMorgan Chase Bank resigns as an L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If JPMorgan Chase Bank resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

     10.08. CONFIDENTIALITY. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process,
(d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, "Information" means all information received from any Obligor relating to any Obligor or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Obligor, provided that, in the case of information received from a Obligor after the Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     10.09. SET-OFF. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Obligor, any such notice being waived by the Borrower (on its own behalf and on behalf of each Obligor) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Obligors against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

     10.10. INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

     10.11. COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower, the Administrative Agent and each Lender (or notice thereof satisfactory to the Administrative Agent) shall have been received by the Administrative Agent.

     10.12. INTEGRATION. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

     10.13. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

     10.14. SEVERABILITY. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10.15. TAX FORMS. (a) (i) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Foreign Lender") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

          (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion),
     (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

          (iii) The Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 3.01 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this clause (a) or (B) if such Lender shall have failed to satisfy the foregoing provisions of this clause (a); provided that if such Lender shall have satisfied the requirement of this clause (a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this clause (a) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

          (iv) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under this clause (a).

     (b) Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

     (c) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

     10.16. REPLACEMENT OF LENDERS. Under any circumstances set forth herein providing that the Borrower shall have the right to replace a Lender as a party to this Agreement, the Borrower may, upon notice to such Lender and the Administrative Agent, replace such Lender by causing such Lender to assign its Commitment (with the assignment fee to be paid by the Borrower in such instance), pursuant to Section 10.07(b) to one or more other Lenders or Eligible Assignees procured by the Borrower; provided, however, that if the Borrower elects to exercise such right with respect to any Lender pursuant to Section 3.06(b), it shall be obligated to replace all Lenders that have made similar requests for compensation pursuant to
Section 3.01 or 3.04. The Borrower shall (x) pay in full all principal, interest, fees and other amounts owing to such Lender through the date of replacement (including any amounts payable pursuant to Section 3.05), (y) provide appropriate assurances and indemnities (which may include letters of credit) to each L/C Issuer and the Swing Line Lender as each may reasonably require with respect to any continuing obligation to fund participation interests in any L/C Obligations or any Swing Line Loans then outstanding, and
(z) release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Assumption with respect to such Lender's Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans.

     10.17. GOVERNING LAW.

     (A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     (B) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

     10.18. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT

TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     10.19. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.


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
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        MANOR CARE, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        JPMORGAN CHASE BANK, N.A.,
                                        as Administrative Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        JPMORGAN CHASE BANK, N.A., as a Lender,
                                        L/C Issuer and Swing Line Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        BANK OF AMERICA, N.A., as Syndication
                                        Agent, L/C Issuer and a Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        SUNTRUST BANK, as a Lender and
                                        Documentation Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        UBS SECURITIES LLC, as Documentation
                                        Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        UBS LOAN FINANCE LLC, as a Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        MERRILL LYNCH BANK USA, as a Lender and
                                        Documentation Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        HUNTINGTON NATIONAL BANK, as a
                                        Lender and L/C Issuer


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        WACHOVIA BANK, NATIONAL ASSOCIATION,
                                        as a Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        NATIONAL CITY BANK, as a Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        US BANK, as a Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------